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                                                                    Exhibit 10.2




                              AMENDED AND RESTATED
                         REVOLVING CREDIT, TERM LOAN AND
                           GOLD CONSIGNMENT AGREEMENT



                         DATED AS OF SEPTEMBER 10, 1998



                                  By and Among


                           MARKS BROS. JEWELERS, INC.,


                                    THE BANKS
                          Listed on Schedule 1 Hereto,
                                    ----------

                                BANKBOSTON, N.A.,
                            as Administrative Agent,
                              as Collateral Agent,
                            and as Syndication Agent
                          for the Agents and the Banks

                                       And

                            LASALLE NATIONAL BANK AND
                               ABN AMRO BANK N.V.,
                              as Syndication Agents
                          for the Agents and the Banks


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                                TABLE OF CONTENTS
                                -----------------


1.  DEFINITIONS AND RULES OF INTERPRETATION.  ............................... 1
       1.1.   Definitions.  ................................................. 1
       1.2.   Rules of Interpretation.  .....................................25
2.  REVOLVING CREDIT LOANS.  ................................................26
       2.1.   Commitment to Lend.  ..........................................26
       2.2.   Commitment Fee.  ..............................................27
       2.3.   Reduction of Total Revolver Commitment.  ......................27
       2.4.   The Revolving Credit Notes.  ..................................27
       2.5.   Interest on Revolving Credit Loans.  ..........................28
       2.6.   Requests for Revolving Credit Loans; Conversion Options.  .....28
       2.7.   Funds for Revolving Credit Loans.  ............................28
       2.8.   Maturity.  ....................................................28
       2.9.   Mandatory Repayments of Revolving Credit Loans.  ..............29
       2.10.  Optional Repayments of Revolving Credit Loans.  ...............29
3.  THE TERM LOAN.  .........................................................29
       3.1.   Commitment to Lend.  ..........................................29
       3.2.   The Term Notes.  ..............................................29
       3.3.   Schedule of Installment Payments of Principal of Term Loan.  ..29
       3.4.   Mandatory Repayment of Term Loan.  ............................30
       3.5.   Optional Prepayment of Term Loan.  ............................30
       3.6.   Interest on Term Loan.  .......................................30
4.  SWING LINE LOANS.  ......................................................31
       4.1.   Discretion to Lend.  ..........................................31
       4.2.   The Swing Line Note.  .........................................31
       4.3.   Interest on Swing Line Loans.  ................................32
       4.4.   Requests for Swing Line Loans.  ...............................32
       4.5.   Maturity.  ....................................................32
       4.6.   Mandatory Repayments of Swing Line Loans.  ....................32
       4.7.   Optional Repayments of Swing Line Loans.  .....................32
       4.8.   Purchase of Swing Line Loans.  ................................32
5.  LETTERS OF CREDIT.  .....................................................32
       5.1.   Letter of Credit Commitments...................................32
              5.1.1.  Commitment to Issue Letters of Credit.  ...............32
              5.1.2.  Letter of Credit Applications.  .......................33

              5.1.3.  Terms of Letters of Credit.  ..........................33
              5.1.4.  Reimbursement Obligations of Banks.  ..................34
              5.1.5.  Participations of Banks.  .............................34
       5.2.   Reimbursement Obligation of the Borrower.  ....................34
       5.3.   Letter of Credit Payments.  ...................................35
       5.4.   Obligations Absolute.  ........................................35
       5.5.   Reliance by Issuer.  ..........................................36
       5.6.   Letter of Credit Fee.  ........................................36
6.  PURCHASES AND CONSIGNMENTS .  ...........................................37
       6.1.   Commitment To Make Purchases and Consignments; Title To
                Consigned Precious Metal.  ..................................37
       6.2.   Consignment Fees.  ............................................39
       6.3.   Requests For Purchases and Consignments.  .....................39
       6.4.   Payment on Account Of Repurchase or Redelivery of
                Consigned Precious Metal.  ..................................40
       6.5.   Conversion Options.  ..........................................43
       6.6.   Funds for Purchases and Consignments.  ........................44
       6.7.   Repurchase at Maturity.  ......................................45
       6.8.   True Consignment.  ............................................46
       6.9.   Change in Gold Commitment Percentages.  .......................46
7.  CERTAIN GENERAL PROVISIONS.  ............................................46
       7.1.   Interest on Loans.  ...........................................46
       7.2.   Borrowing Base and Consignment Limitations.  ..................47
       7.3.   Requests for Loans.  ..........................................47
       7.4.   Conversion Options.  ..........................................48
              7.4.1.  Conversion to Different Type of Loan.  ................48
              7.4.2.  Continuation of Type of Loan.  ........................49
              7.4.3.  Eurodollar Rate Loans.  ...............................49
       7.5.   Funds for Loans.  .............................................49
              7.5.1.  Funding Procedures.  ..................................49
              7.5.2.  Advances by Applicable Agent.  ........................50
       7.6.   Settlements; Failure to Make Funds Available.  ................50
       7.7.   Optional Repayments of Loans.  ................................52
       7.8.   Mandatory Prepayments of Loans and Commitment Reductions.  ....53
              7.8.1.  Asset Disposition Prepayment.  ........................53
              7.8.2.  New Issuance Prepayment.  .............................53
              7.8.3.  Excess Cash Flow Prepayment.  .........................53

              7.8.4.  Applications of Mandatory Prepayments.  ...............54
       7.9.   Repayments of Loans and Repurchases of Consigned
                Precious Metals Prior to Event of Default.  .................55
       7.10.  Repayments of Loans and Repurchases of Consigned
                Precious Metals and Distribution of Collateral Proceeds
                After Event of Default.  ....................................57
       7.11.  Closing Fee.  .................................................58
       7.12.  Administrative Agent's Fee.  ..................................58
       7.13.  Funds for Payments.  ..........................................58
              7.13.1. Payments to Administrative Agent.  ....................58
              7.13.2. No Offset, etc.  ......................................58
       7.14.  Computations.  ................................................59
       7.15.  Inability to Determine Eurodollar Rate or
                Consignment Fixed Rate.  ....................................59
       7.16.  Illegality of Eurodollar Rate Loans or Consignment Fixed
                Rate Amounts.  ..............................................60
       7.17.  Additional Costs, etc.  .......................................61
       7.18.  Capital Adequacy.  ............................................62
       7.19.  Certificate.  .................................................63
       7.20.  Indemnity.  ...................................................63
       7.21.  Interest After Default.  ......................................63
       7.22.  Performance Adjustments.  .....................................64
8.  COLLATERAL SECURITY.  ...................................................66
9.  REPRESENTATIONS AND WARRANTIES.  ........................................66
       9.1.   Corporate Authority.  .........................................66
              9.1.1.  Incorporation; Good Standing.  ........................66
              9.1.2.  Authorization.  .......................................66
              9.1.3.  Enforceability.  ......................................67
       9.2.   Governmental Approvals.  ......................................67
       9.3.   Title to Properties; Leases.  .................................67
       9.4.   Financial Statements and Projections.  ........................67
              9.4.1.  Financial Statements.  ................................67
              9.4.2.  The Acquisition.  .....................................68
              9.4.3.  Projections.  .........................................68
       9.5.   No Material Changes, etc.; Solvency.  .........................68
              9.5.1.  No Material Changes, etc.  ............................68
              9.5.2.  Solvency.  ............................................69
       9.6.   Franchises, Patents, Copyrights, etc.  ........................69
       9.7.   Litigation.  ..................................................69
       9.8.   No Materially Adverse Contracts, etc.  ........................69
       9.9.   Compliance with Other Instruments, Laws, etc.  ................70

       9.10.  Tax Status.  ..................................................70
       9.11.  No Event of Default.  .........................................70
       9.12.  Holding Company and Investment Company Acts.  .................70
       9.13.  Absence of Financing Statements, etc.  ........................70
       9.14.  Perfection of Security Interest.  .............................71
       9.15.  Certain Transactions.  ........................................71
       9.16.  Employee Benefit Plans.  ......................................71
              9.16.1. In General.  ..........................................71
              9.16.2. Terminability of Welfare Plans.  ......................71
              9.16.3. Guaranteed Pension Plans.  ............................72
              9.16.4. Multiemployer Plans.  .................................72
       9.17.  Regulations U and X.  .........................................72
       9.18.  Environmental Compliance.  ....................................73
       9.19.  Subsidiaries, etc.  ...........................................74
       9.20.  Bank Accounts.  ...............................................75
       9.21.  Acquisition Documents.  .......................................75
       9.22.  Y2K Plan.  ....................................................75
10. AFFIRMATIVE COVENANTS OF THE BORROWER.  .................................75
       10.1.  Punctual Payment.  ............................................75
       10.2.  Maintenance of Office.  .......................................76
       10.3.  Records and Accounts.  ........................................76
       10.4.  Financial Statements, Certificates and Information.  ..........76
       10.5.  Notices.  .....................................................80
              10.5.1. Defaults.  ............................................80
              10.5.2.  Environmental Events.  ...............................80
              10.5.3. Notification of Claim against Collateral.  ............80
              10.5.4. Notice of Litigation and Judgments.  ..................80
       10.6.  Corporate Existence; Maintenance of Properties.  ..............81
       10.7.  Insurance.  ...................................................81
       10.8.  Taxes.  .......................................................82
       10.9.  Inspection of Properties and Books, etc.  .....................82
              10.9.1. General.  .............................................82
              10.9.2. Inventory Appraisals.  ................................83
              10.9.3. Appraisals.  ..........................................83
              10.9.4. Communications with Accountants.  .....................83
       10.10. Compliance with Laws, Contracts, Licenses, and Permits.  ......84
       10.11. Employee Benefit Plans.  ......................................84

       10.12. Use of Proceeds.  .............................................84
       10.13. Additional Mortgaged Property.  ...............................85
       10.14. Bank Accounts.  ...............................................85
       10.15. Inventory Restrictions.  ......................................86
       10.16. Private Label Credit Card Program.  ...........................86
       10.17. Y2K Plan.  ....................................................86
       10.18. Further Assurances.  ..........................................86
       10.19. New Subsidiaries.  ............................................87
       10.20. Landlord Waivers.  ............................................87
11. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.  ............................88
       11.1.  Restrictions on Indebtedness.  ................................88
       11.2.  Restrictions on Liens.  .......................................89
       11.3.  Restrictions on Investments.  .................................90
       11.4.  Distributions.  ...............................................92
       11.5.  Merger, Consolidation; Disposition of Assets; Issuance
                of Equity Securities.  ......................................92
              11.5.1. Mergers and Acquisitions.  ............................92
              11.5.2. Disposition of Assets.  ...............................92
       11.6.  Sale and Leaseback.  ..........................................93
       11.7.  Compliance with Environmental Laws.  ..........................93
       11.8.  Employee Benefit Plans.  ......................................93
       11.9.  Bank Accounts.  ...............................................94
       11.10. Consignment Transactions.  ....................................94
       11.11. Transactions with Affiliates.  ................................94
       11.12. Subsidiaries.  ................................................94
       11.13. Issuance of Equity Securities.  ...............................95
12. FINANCIAL COVENANTS OF THE BORROWER.  ...................................95
       12.1.  Total Funded Debt to EBITDA.  .................................95
       12.2.  Capital Expenditures.  ........................................95
       12.3.  Debt Service Coverage.  .......................................96
       12.4.  Fixed Charge Coverage Ratio.  .................................96
       12.5.  Consolidated EBITDA.  .........................................96
13. CLOSING CONDITIONS.  ....................................................97
       13.1.  Loan Documents, etc.  .........................................97
       13.2.  Certified Copies of Charter Documents.  .......................97
       13.3.  Corporate, Action.  ...........................................97
       13.4.  Incumbency Certificate.  ......................................98
       13.5.  Validity of Liens.  ...........................................98
       13.6.  Perfection Certificate and UCC Search Results.  ...............98
       13.7.  Certificates of Insurance.  ...................................98
       13.8.  BKB Concentration Accounts; Agency Account Agreements.  .......99

       13.9.  Borrowing Base Report; Consigned Precious Metal Report;
                Monthly Inventory Report.  .................................99
       13.10. Accounts Payable Aging Report.  ..............................99
       13.11. Opinion of Counsel.  .........................................99
       13.12. Payment of Fees.  ............................................100
       13.13. No Letters of Credit.  .......................................100
       13.14. Terms of Consignment.  .......................................100
       13.15. Financial Statements.  .......................................100
       13.16. Closing of Acquisition.  .....................................100
       13.17. Total Funded Debt to EBITDA.  ................................101
       13.18. Consents and Approvals.  .....................................101
       13.19. Capitalization of the Borrower.  .............................101
14. CONDITIONS TO ALL BORROWINGS.  .........................................101
       14.1.  Representations True; No Event of Default.  ..................101
       14.2.  No Legal Impediment.  ........................................102
       14.3.  Governmental Regulation.  ....................................102
       14.4.  Proceedings and Documents.  ..................................102
       14.5.  Borrowing Base Report; Consigned Precious Metal Report.  .....102
15. EVENTS OF DEFAULT; ACCELERATION; ETC.  .................................103
       15.1.  Events of Default and Acceleration.  .........................103
       15.2.  Termination of Commitments.  .................................106
       15.3.  Remedies.  ...................................................107
16. SETOFF.  ...............................................................107
17. THE AGENTS.  ...........................................................108
       17.1.  Authorization.  ..............................................108
       17.2.  Employees and Agents.  .......................................109
       17.3.  No Liability.  ...............................................109
       17.4.  No Representations.  .........................................109
       17.5.  Payments.  ...................................................110
              17.5.1. Payments to Agent.  ..................................110
              17.5.2. Distribution by Agent.  ..............................110
              17.5.3. Delinquent Banks.  ...................................110
              17.5.4. Payments Under Confirmation of Swap Agreement.  ......111
       17.6.  Holders of Notes.  ...........................................111
       17.7.  Indemnity.  ..................................................112
       17.8.  Agents as Banks.  ............................................112
       17.9.  Resignation.  ................................................112
       17.10. Notification of Defaults and Events of Default.  .............112
       17.11. Duties in the Case of Enforcement.  ..........................113
18. EXPENSES.  .............................................................113

19. INDEMNIFICATION.  ......................................................114
20. SURVIVAL OF COVENANTS, ETC.  ...........................................115
21. ASSIGNMENT AND PARTICIPATION.  .........................................115
       21.1.  Conditions to Assignment by Banks.  ..........................115
       21.2.  Certain Representations and Warranties;
                Limitations; Covenants.  ...................................116
       21.3.  Register.  ...................................................117
       21.4.  New Notes.  ..................................................117
       21.5.  Participations.  .............................................118
       21.6.  Disclosure.  .................................................118
       21.7.  Assignee or Participant Affiliated with the Borrower.  .......119
       21.8.  Miscellaneous Assignment Provisions.  ........................119
       21.9.  Assignment by Borrower.  .....................................120
22. NOTICES, ETC.  .........................................................120
23. GOVERNING LAW.  ........................................................121
24. HEADINGS.  .............................................................121
25. COUNTERPARTS.  .........................................................121
26. ENTIRE AGREEMENT, ETC.  ................................................121
27. WAIVER OF JURY TRIAL.  .................................................122
28. CONSENTS, AMENDMENTS, WAIVERS, ETC.  ...................................122
29. SEVERABILITY.  .........................................................123
30. TRANSITIONAL ARRANGEMENTS.  ............................................123
       30.1.  Original Credit Agreement Superseded  ........................123
       30.2.  Return and Cancellation of Notes.  ...........................123
       30.3.  Interest and Fees Under Original Credit Agreement.  ..........123

                              AMENDED AND RESTATED
                         REVOLVING CREDIT, TERM LOAN AND
                           GOLD CONSIGNMENT AGREEMENT

     This AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND GOLD CONSIGNMENT AGREEMENT is made as of September 10, 1998, by and among (a) MARKS BROS. JEWELERS, INC. (the "Borrower"), a Delaware corporation having its principal place of business at 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606;
(b) BANKBOSTON, N.A., a national banking association, LASALLE NATIONAL BANK, a national banking association, ABN AMRO BANK N.V., a limited liability company organized under the laws of The Netherlands, and the other lending institutions listed on Schedule 1; (c) BANKBOSTON, N.A., as administrative agent, as collateral agent and as syndication agent for the Agents (as hereinafter defined) and the Banks (as hereinafter defined); and (d) LASALLE NATIONAL BANK and ABN AMRO BANK N.V., each as syndication agent for the Agents and the Banks.

     WHEREAS, pursuant to a Revolving Credit, Term Loan and Gold Consignment Agreement dated as of May 3, 1996 (as amended from time to time and in effect as of the date hereof, the "Original Credit Agreement") by and among the Borrower, certain of the Banks and BankBoston, N.A. as agent, the Banks parties thereto made loans and other extensions of credit available to the Company for, among other things, general corporate and working capital purposes; and

     WHEREAS, the Borrower has requested, among other things, to amend and restate the Original Credit Agreement and to provide additional financing, and the Banks are willing to amend and restate the Original Credit Agreement and to provide such additional financing on the terms and conditions set forth herein;

     NOW THEREFORE, the Borrower, the Banks and the Agents agree that on and as of the Closing Date (as hereinafter defined) the Original Credit Agreement is hereby amended and restated in its entirety and shall remain in full force and effect only as expressly set forth herein.

     DEFINITIONS AND RULES OF INTERPRETATION. Definitions. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

     ABN. ABN AMRO Bank N.V., a limited liability company organized under the laws of The Netherlands, in its individual capacity.

     Accounts Receivable. All rights of the Borrower to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

     Acquisition. The acquisition by the Borrower from C&C Jeweler of certain of the assets of the Jewel Box division of C&C Jeweler pursuant to the Acquisition Documents.

     Acquisition Documents. (a) The Asset Purchase Agreement dated as of June 19, 1998 between the Borrower and C&C Jeweler and (b) all other agreements and documents required to be entered into or delivered pursuant to the foregoing document or in connection with the Acquisition, each in the form delivered to the Agents on or prior to the Closing Date.

     Administrative Agent's Head Office. The Administrative Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

     Administrative Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Administrative Agent.

     Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

     Agency Account Agreement. Any Agency Account Agreement in the form of Exhibit A attached hereto (or a form otherwise approved by the Administrative Agent in its sole discretion) entered into by the Borrower, the Administrative Agent and a depository institution satisfactory to the Agents.

     Agents. Collectively, the Administrative Agent, the Collateral Agent and the Syndication Agents.

     Approved Credit Programs. Any credit program entered into by the Borrower with a bank or finance company in order to provide credit to the Borrower's customers, which program is acceptable to and has been approved by each of the Agents.

     Asset Disposition Prepayment. See Section 7.8.1.

     Assignment and Acceptance. See Section 21.1.

     Balance Sheet Date. January 31, 1998.

     Banks. BKB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 21.

     Base Rate. The higher of (i) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by BKB from three funds brokers of recognized standing selected by BKB.

     Base Rate Applicable Margin. At all times from the Closing Date through the first Performance Adjustment Date, (a) with respect to Revolving Credit Loans or Swing Line Loans which are Base Rate Loans, zero percent (0%) and (b) with respect to any portion of the Term Loan which is a Base Rate Loan, one-half of one percent (1/2%), and, thereafter, the percentage determined by reference to the provisions of Section 7.22.

     Base Rate Loans. Revolving Credit Loans, Swing Line Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

     BKB. BankBoston, N.A., a national banking association, in its individual capacity.

     BKB Concentration Accounts. See Section 10.14(a).

     BKB Hedging Arrangements. Certain arrangements that have been or may be, from time to time, entered into between the Borrower and BKB providing interest rate hedging or comparable interest rate protection services or arrangements.

     Borrower. As defined in the preamble hereto.

     Borrower's Precious Metal. Precious Metal owned by the Borrower and which qualifies as Eligible Inventory, excluding Consigned Precious Metal and Precious Metal otherwise held by the Borrower on consignment other than pursuant to the Gold Facility.

     Borrowing Base. At the relevant time of reference thereto, an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agents pursuant to Section 10.4(f), which is equal to (a) the lesser of (i) sixty-five percent (65%) of the net book value (determined on an average cost basis at lower of cost or market) of Eligible Inventory or (ii) the sum of (A) sixty percent (60%) of the net book value

(determined on an average cost basis at lower of cost or market) of Eligible Inventory, minus the Fair Market Value of Precious Metal contained in Eligible Inventory plus (B) the Consignment Advance Rate Percentage multiplied by the Fair Market Value of Precious Metal contained in Eligible Inventory; minus (b) the Inventory Shrink Reserve; plus (c) 75% of Eligible Accounts Receivable; minus (d) Reserves; plus (e) the Discretionary Amount. The Administrative Agent may, in its discretion, from time to time, upon five (5) days' prior notice to the Borrower, (y) reduce the lending formula with respect to Eligible Accounts Receivable to the extent that the Administrative Agent determines that: (i) the dilution with respect of the Accounts Receivable for any period has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (ii) the general creditworthiness of account debtors or other obligors of the Borrower has declined or (z) reduce the lending formula(s) with respect to Eligible Inventory to the extent that the Administrative Agent determines that: (i) the number of days of the turnover of the inventory of the Borrower for any period has changed in any material adverse respect, (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (iii) the nature and quality of the inventory of the Borrower has deteriorated in any material respect or the mix of such inventory has changed materially. In determining whether to reduce the lending formula(s), the Administrative Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts Receivable, Eligible Inventory or in establishing the Reserves. In determining whether and how much to reduce the lending formula as provided above, the Administrative Agent shall do so in accordance with its reasonable credit judgment which shall be exercised in a manner that is not arbitrary or capricious and is consistent with the standards of eligibility and credit judgment applied by the Administrative Agent to the other borrowers.

     Borrowing Base Report. A Borrowing Base Report signed by the Vice President of Finance or principal financial or accounting officer of the Borrower and in substantially the form of Exhibit B hereto.

     Business Day. Any day, other than a Saturday or Sunday, on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     C&C Jeweler. Carlyle & Co. Jeweler.

     Capital Assets. Fixed and/or capital assets, both tangible (such as land, buildings, fixtures, samples, tools and die, software, software development, machinery and equipment) and intangible (such as software, patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     Capital Expenditures. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

     Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     Cash Collateral Agreement. Any Cash Collateral Agreement to be entered into between the Borrower and the Collateral Agent pursuant to Section 7.9(c) hereof, such Cash Collateral Agreement to be in the form of Exhibit M attached hereto.

     CERCLA. See Section 9.18.

     Closing Date. The first date on which the conditions set forth in Section 14 have been satisfied and any Revolving Credit Loans are to be made, any Swing Line Loans are to be made, the Term Loan is to be made, any Purchases and Consignments are to be made or any Letter of Credit is to be issued hereunder.

     Code. The Internal Revenue Code of 1986.

     Collateral. All of the property, rights and interests of the Borrower that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

     Collateral Agent. BKB, in its capacity as collateral agent for the benefit of Banks and the Agents under and with respect to the Security Documents.

     Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the making of Purchases and Consignments and Swing Line Loans to, and the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     Commitment Fee Rate. At all times from the Closing Date through the first Performance Adjustment Date, one-half of one percent (1/2%), and thereafter, the percentage determined by reference to the provisions of Section 7.22.

     Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

     Commitment Reduction Amount. See Section 2.3.1.

     Concentration Bank. BKB, Citibank, N.A. or any other depository institution which receives deposits directly, or indirectly (as a result of interim concentration of depository accounts), from in aggregate eight or more retail stores of the Borrower and its Subsidiaries.

     Confirmation of Swap Agreement. The Confirmation of Swap Agreement dated or to be dated on or prior to the Closing Date, between the Borrower and the Administrative Agent and in form and substance satisfactory to each of the Banks, the Agents and the Borrower, pursuant to which the Borrower and the Administrative Agent have made certain arrangements in order to fix the price of Consigned Precious Metal following an Event of Default.

     Consigned Precious Metal. Precious Metal (a) located at Permitted Inventory Locations, (b) subject to a Purchase and Consignment and consigned by the Banks to the Borrower pursuant to the terms of this Credit Agreement and (c) for which the Gold Fronting Banks have not received payment or which has not been Redelivered to the Administrative Agent.

     Consigned Precious Metal Report. A Consigned Precious Metal Report signed by the Vice President of Finance or the principal financial or accounting officer of the Borrower and in substantially the form of Exhibit C hereto.

     Consignment Advance Rate Percentage. Ninety percent (90%).

     Consignment Base Rate. On any date of determination, a rate equal to the average of the difference, over the previous sixty (60) Business Days, between
(a) the Eurodollar Rate applicable to Revolving Credit Loans for three month Interest Periods and (b) the London gold forward rate as displayed on Reuter's gold loan screen, or, if Reuter's gold loan screen is not available, as set by the Administrative Agent, for three month Interest Periods.

     Consignment Base Rate Amounts. Consigned Precious Metal which is accruing a Consignment Fee calculated by reference to the Consignment Base Rate.

     Consignment Conversion Request. A notice given by the Borrower to the Administrative Agent of the

Borrower's election to convert or continue Consigned Precious Metals in accordance with Section 6.5.

     Consignment Dollar Cap. As defined in the definition of Consignment Limit.

     Consignment Fees. Consignment fees on Consigned Precious Metal at the rates set forth in Section 6.2.

     Consignment Fixed Rate. With respect to any Interest Period, the amount equal to (a) the greater of (i) the Eurodollar Rate applicable to Revolving Credit Loans for such Interest Period minus the average of rates quoted to the Administrative Agent as the London Interbank Bullion Rates as displayed on Reuter's gold loan screen or, if Reuter's gold loan screen is not available, as set by the Administrative Agent, for Precious Metal forwards for such period (the "Contango Rate"), and (ii) zero (0), plus (b) the Eurodollar Applicable Margin applicable to Revolving Credit Loans.

     Consignment Fixed Rate Amounts. Consigned Precious Metal which is accruing a Consignment Fee calculated by reference to the Consignment Fixed Rate.

     Consignment Limit. Either (a) 115,000 troy ounces of Precious Metal (the "Consignment Ounce Cap") or (b) Consigned Precious Metal having a Fair Market Value equal to $40,000,000.00 (the "Consignment Dollar Cap").

     Consignment Ounce Cap. As defined in the definition of Consignment Limit.

     Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     Consolidated Adjusted EBITDA. With respect to the Borrower and its Subsidiaries and any particular fiscal period, Consolidated EBITDA for such period plus the amount of all extraordinary nonrecurring items of income during such period, minus the amount of all extraordinary nonrecurring items of expense during such period. Consolidated Adjusted EBITDA shall not, however, include extraordinary items of income or expense to the extent such items are duplicative of the calculation of Net Proceeds in connection with asset dispositions under Section 7.8.1.

     Consolidated Cash Interest Expense. With respect to the Borrower and its Subsidiaries and any particular fiscal period, the amount of Consolidated Total Interest Expense which is paid or due to be paid in cash during such period.

     Consolidated EBITDA. With respect to the Borrower and its Subsidiaries and any particular fiscal period, the consolidated earnings (or loss) from operations of the Borrower and its Subsidiaries for such period, after eliminating therefrom all extraordinary nonrecurring items of income (including gains on the sale of assets and earnings from the sale of discontinued business lines), and after all expenses and other proper charges but before payment or provision for (a) any income taxes, interest expenses or Consignment Fees for such period, (b) depreciation for such period, (c) amortization for such period, and (d) all other noncash charges for such period, all determined in accordance with generally accepted accounting principles.

     Consolidated Excess Cash Flow. With respect to the Borrower and its Subsidiaries and any particular fiscal period, an amount equal to (a) Consolidated Adjusted EBITDA for such period less (b) the sum (without duplication) of (i) all taxes (including interest and penalties) paid in cash during such period (without duplication of any such amounts paid in cash in prior periods), plus (ii) the amount of Capital Expenditures paid in cash during such period to the extent permitted by the table appearing in Section 12.2, plus
(iii) any payments or prepayments of the principal of any Indebtedness of the Borrower (other than Revolving Credit Loans or payments of the Term Loan pursuant to Section 3.4) made during such period, plus (iv) Consolidated Cash Interest Expense for such period, plus (v) increases in Consolidated Working Capital during such period, plus (vi) the difference (not to exceed $1,500,000 during any such period and in no case to be less than $0) of (A) Capital Expenditures permitted to be made during such period pursuant to Section 12.2 minus (B) the amount of Capital Expenditures actually made during such period, plus (vii) to the extent not taken into account in the calculation of Consolidated Adjusted EBITDA, (A) capitalized expenses of the Borrower and (B) one-time or extraordinary charges relating to the consolidation of the business to form the Borrower or the business acquired in the Acquisition, in either case, with the Borrower's existing business, plus (viii) the Net Proceeds from the sale transactions permitted by Section 11.5.2(f), plus (c) decreases in Consolidated Working Capital during such period.

     Consolidated Minimum Store Rent. With respect to any fiscal period, the aggregate amount of obligations of the Borrower and its Subsidiaries during such period to make direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals in respect of any leased retail store locations, calculated in a manner consistent with that reflected in the Borrower's audited financial statements for the year ended on the Balance Sheet Date.

     Consolidated Operating Cash Flow. With respect to the Borrower and its Subsidiaries and any particular fiscal year, an amount equal to (a) Consolidated EBITDA for such year less (b) the sum (without duplication) of (i) all taxes (including interest and penalties) paid in cash during such year (without duplication of any such amounts paid in prior periods), plus (ii) the amount of Capital Expenditures paid in cash during such year to the extent permitted by the table appearing in Section 12.2 (other than, in the case of the Borrower's fiscal year ended January 31, 1999, up to $2,500,000 of Capital Expenditures made in cash in such year in respect of any of the assets acquired in the Acquisition).

     Consolidated Tangible Net Worth. The difference of (a) Consolidated Total Assets minus (b) Consolidated Total Liabilities, and less (c) the sum of:

          (i) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing, but excluding, whether or not so classified as intangible assets, up to $12,000,000 in the aggregate of unamortized transaction costs incurred by the Borrower and its Subsidiaries in connection with this Credit Agreement and the transactions contemplated hereby to the extent included in Consolidated Total Assets; plus

          (ii) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

          (iii) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

     Consolidated Total Assets. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, plus (ii) without duplication, all sold receivables referred to in clause (vii) of the definition of the term "Indebtedness" to the extent that such receivables would have been consolidated balance sheet assets had they not been sold.

     Consolidated Total Debt Service. For any period, the sum of (i) Consolidated Total Interest Expense of the Borrower and its Subsidiaries paid in cash during such period plus (ii) all scheduled mandatory payments of principal on Indebtedness of the Borrower and its Subsidiaries made or required to be made during such period, including payments consisting of principal in respect of Capitalized Leases. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

     Consolidated Total Funded Debt. With respect to any fiscal period an amount equal to the average aggregate principal amount outstanding during such period in respect of all Indebtedness of the Borrower and its Subsidiaries pursuant to any agreement or instrument to which the Borrower or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit (including, without limitation, Obligations under this Credit Agreement) or in respect of Capitalized Leases.

     Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, Consignment Fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

     Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

     Consolidated Working Capital. As of any date, the difference of (a) the sum of (i) both billed and unbilled Accounts Receivable, plus (ii) inventory of the Borrower and its Subsidiaries (including Consigned Precious Metal); provided, however, that for purposes of determining inventory of the Borrower and its Subsidiaries at the end of any period (without limiting the calculation of inventory of the Borrower and its Subsidiaries at the beginning of any period), the amount of inventory of the Borrower and its Subsidiaries shall not exceed an amount equal to 1.15 multiplied by the Borrower's cost of goods sold for the fiscal year then ended calculated in accordance with generally accepted accounting principles, plus (iii) layaway receivables of the Borrower calculated in a manner consistent with the financial statements of the Borrower as of the Balance Sheet Date minus (b) the sum of (i) current accounts payable of the Borrower and its Subsidiaries, plus
(ii) current accruals and accretions (exclusive of interest accruals and accretions and income taxes currently payable but inclusive of accrued payroll) of the Borrower and its Subsidiaries.

     Contango Rate. As defined in the definition of Consignment Fixed Rate.

     Conversion Request. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert or continue a Loan in accordance with Sections 2.6, 3.5 and 7.4.

     Credit Agreement. This Amended and Restated Revolving Credit, Term Loan and Gold Consignment Agreement, including the Schedules and Exhibits hereto.

     Default. See Section 15.1.

     Discretionary Amount. As at any date of determination, an amount determined by the Administrative Agent in its sole and absolute discretion which shall not exceed $5,000,000.

     Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto;

thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with Sections 2.6, 3.5 or 7.4.

     Eligible Assignee. Any of (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agents, such approval not to be unreasonably withheld.

     Eligible Accounts Receivable. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) which are generated in connection with Approved Credit Programs entered into by the Borrower (i) that the Borrower reasonably and in good faith determines to be collectible; (ii) that are with account debtors that
(A) are not Affiliates of the Borrower, (B) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (C) are, in the Agents' reasonable judgment, creditworthy; (iii) that are in payment of obligations that have been fully performed and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (iv) that are not subject to any pledge, security interest or other lien or encumbrance other than those created by the Loan Documents; (v) in which the Collateral Agent has a valid and perfected first priority security interest;
(vi) that call for payment not faster than fourteen (14) days past the date that the account debtor has received the application documents; (vii) that are not outstanding for more than forty-five (45) days past the date of sale of the underlying goods; (viii) that are not due from an account debtor located in Indiana, Minnesota or New Jersey unless the Borrower (A) has received a certificate of authority to do business and is in good standing in such state or
(B) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (ix) that are payable in Dollars;
(x) that are not payable from an office outside of the United States; and (xi) that are not secured by a letter of credit unless the Collateral Agent has a prior, perfected security interest in such letter of credit. For the avoidance of any possible doubt, all accounts or Accounts Receivable acquired in the Acquisition or generated by the business being acquired in the Acquisition are not, and shall not constitute, "Eligible Accounts Receivable."

     Eligible Inventory. With respect to the Borrower, finished goods, Precious Metal and precious stone (whether or not placed in findings) inventory owned by the Borrower or consigned pursuant to this Credit Agreement, including inventory on layaway for customers up to a maximum amount of layaway inventory not in excess of ten percent (10%) of the total amount of the net book value (determined on an average cost basis at lower of cost or market) of the Borrower's inventory; provided that Eligible Inventory shall not include any inventory (i) held on consignment (other than inventory consigned pursuant to the Gold Facility), or not otherwise owned by the Borrower, or of a type no longer sold by the Borrower, (ii) which is damaged or not immediately saleable or subject to any legal encumbrance other than Permitted Liens, (iii) which is not in the possession of the Borrower unless it is in transit from one Permitted Inventory Location within the United States of America to another Permitted Inventory Location within the United States of America, (iv) as to which appropriate Uniform Commercial Code financing statements showing the Borrower as debtor and the Collateral Agent as secured party have not been filed in the proper filing office or offices in order to perfect the Collateral Agent's security interest therein, (v) which has been shipped to a customer of the Borrower regardless of whether such shipment is on a consignment basis, (vi) which is not either (A) located at a Permitted Inventory Location within the United States of America or (B) in transit from one Permitted Inventory Location within the United States of America to another Permitted Inventory Location within the United States of America, or (vii) which the Agents reasonably deem to be obsolete or not marketable. For the avoidance of any possible doubt, until such time as a commercial finance exam satisfactory to the Administrative Agent has been performed with respect thereto, all inventory acquired in the Acquisition or held by the business being acquired as part of the Acquisition is not, and shall not constitute, "Eligible Inventory."

     Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained of contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws. See Section 9.18(a).

     ERISA. The Employee Retirement Income Security Act of 1974.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan or Consignment Fixed Rate Amount, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Applicable Margin. At all times from the Closing Date through the first Performance Adjustment Date, (a) with respect to Revolving Credit Loans which are Eurodollar Rate Loans, one and three-quarters of one percent (1-3/4%) and (b) with respect to any portion of the Term Loan which is a Eurodollar Rate Loan, two and one-quarter of one percent (2-1/4%), and, thereafter, the percentage determined by reference to the provisions of Section 7.22.

     Eurodollar Business Day. Any day, other than a Saturday or Sunday, on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent, in its sole discretion acting in good faith.

     Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan or for purposes of determining the Consignment Fixed Rate, the rate of interest equal to (a) the rate of interest for the Administrative Agent (rounded upwards to the nearest 1/16 of one percent) of the rate at which such

Administrative Agent's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan or Consignment Fixed Rate Amount of the Administrative Agent to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Eurodollar Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Eurodollar Rate.

     Event of Default. See Section 15.1.

     Excess Cash Flow Prepayment. See Section 7.8.3.

     Extension of Credit. The making of any Loan or Purchase and Consignment or the issuance, extension or renewal of any Letter of Credit.

     Fair Market Value. On any day, with respect to the calculation of the Dollar value of Precious Metal, the Second London Gold Fixing for such day times the number of ounces of Precious Metal for which such Dollar value is being calculated. If no such price is available for a particular day, the Fair Market Value for such day shall be the price for the immediately preceding day for which such price is available. In the event that the London Bullion Brokers shall discontinue or alter its usual practice of quoting a price in Dollars for gold, the Fair Market Value for such day shall be the Administrative Agent's Spot Value for that day.

     Fee Letter. Collectively, the separate fee letters referred to in Sections 7.11 and 7.12.

     generally accepted accounting principles. (i) When used in Section 12, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date; provided, however, that if any change in such principles promulgated by the Financial Accounting Standards Board and its predecessors following the Balance Sheet Date would affect (or would result in a change in the method of calculation of) any of the covenants set forth in
Section 12 or any definition related thereto, then the Borrower, the Agents and the Banks will negotiate in good faith to amend all such covenants and definitions as would be affected by such changes in such principles to the extent necessary to maintain the economic terms of such covenants as in effect under this Credit Agreement immediately prior to giving effect to such changes in such principles, provided further that until the amendment of such covenants and definitions shall have been agreed upon by the Borrower, the Agents and the Majority Banks, the covenants and definitions in effect immediately prior to such amendment shall remain in effect and any determination of compliance with any covenant set forth in Section 12 shall be construed in accordance with generally accepted accounting principles as in effect immediately prior to such amendment and consistently applied, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Gold Commitment Percentage. (i) In the case of the Administrative Agent, the sum of the Commitment Percentages of the Banks, other than ABN and LaSalle, as in effect from time to time, such amount being equal to fifty-four and fifty-five hundredths of one percent (54.55%) as of the Closing Date, and (ii) in the case of ABN, the sum of the Commitment Percentages of ABN and LaSalle as in effect from time to time, such amount being equal to forty-five and forty-five hundredths of one percent (45.45%) as of the Closing Date.

     Gold Drawdown Date. The date on which any Purchase and Consignment is made or is to be made.

     Gold Facility. The Gold Fronting Banks' commitment to make Purchases and Consignments.

     Gold Fronting Banks. Collectively, the Administrative Agent, in its individual capacity, and ABN.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Hazardous Substances. See Section 9.18(b).

     Headquarters Landlord Consent. The Landlord Consent and Waiver, dated or to be dated on or prior to the Closing Date, given by the lessor with respect to the Borrower's leased real property located in Chicago, Illinois at which the Borrower maintains its headquarters and central warehouse, such Headquarters Landlord Consent being in form and substance satisfactory to the Banks and the Agents.

     Indebtedness As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

          (i)   every obligation of such Person for money borrowed,

          (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

          (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

          (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

          (v)   every obligation of such Person under any Capitalized Lease,

          (vi) every obligation of such Person under any lease (generally referred to as being a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for United States income tax purposes and pursuant to which the lessee retains economic risk with respect to the value of the residual interest in the leased property,

          (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

          (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

          (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices,

          (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

          (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing or otherwise acting as surety for, any obligation of a type described in any of clauses
     (i) through (x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

     The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (w) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (x) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (y) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

     Indentures. The Indentures dated as of April 15, 1996 between the Borrower and Norwest Bank Minnesota, National Association, as trustee.

     Interest Payment Date. (i) As to any Base Rate Loan, the last day of any calendar quarter which includes the Drawdown Date thereof; and (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

     Interest Period. With respect to each Loan or Consignment Fixed Rate Amount, (a) initially, the period commencing on the Drawdown Date of such Loan (or, as the case may be, the Gold Drawdown Date of the Purchases and Consignments with respect to such Consignment Fixed Rate Amounts) and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (or, as the case may be, Purchase and Consignment Request with respect to Consignment Fixed Rate Amounts) (i) for any Base Rate Loan, the calendar month; and (ii) for any Eurodollar Rate Loan or Consignment Fixed Rate Amount, 1, 2, 3 or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan or Consignment Fixed Rate Amount and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request or Consignment Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period with respect to a Eurodollar Rate Loan or Consignment Fixed Rate Amount would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (C) if the Borrower shall fail to give notice as provided in Sections 2.6, 3.5 or 7.4, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan or Consignment Fixed Rate Amount to a Base Rate Loan or Consignment Base Rate Amount, as applicable, on the last day of the then current Interest Period with respect thereto;

          (D) any Interest Period relating to any Eurodollar Rate Loan or Consignment Fixed Rate Amount that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (E) any Interest Period relating to any Eurodollar Rate Loan or Consignment Fixed Rate Amount that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

     Inventory Shrink Reserve. As of any date, the product of (a) the amount of Eligible Inventory as of such date times (b) 1.4%, as such amount may be adjusted from time to time, on five (5) days' prior written notice given by the Administrative Agent to the Borrower, as the Administrative Agent, in its reasonable discretion consistent with its usual business practices and policies, shall determine.

     Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Landlord Waiver. A waiver from the lessor or sublessor of property leased by the Borrower as lessee in substantially the form of Exhibit D hereto.

     LaSalle. LaSalle National Bank, a national banking association, in its individual capacity.

     Letter of Credit. See Section 5.1.1.

     Letter of Credit Application. See Section 5.1.1.

     Letter of Credit Fee. See Section 5.6.

     Letter of Credit Participation. See Section 5.1.4.

     Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter and the Security Documents.

     Loan Request. See Section 7.3(a).

     Loans. The Revolving Credit Loans, the Swing Line Loans and the Term Loan.

     Majority Banks. As of any date, the Banks (other than Delinquent Banks) whose aggregate portions of the outstanding amount of the Term Loan and whose aggregate Commitments together constitute at least fifty-one percent (51%) of the Total Commitment.

     Mandatory Prepayments. See Section 7.8.4.

     Maturity Date. September 10, 2003.

     Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     Monthly Inventory Report. A Monthly Inventory Report signed by the Vice President of Finance or principal financial or accounting officer of the Borrower and in substantially the form of Exhibit N hereto.

     Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     Net Proceeds. With respect to any sale or other disposition of any asset by any Person or any issuance of Indebtedness or equity securities of such Person, the excess of (i) the gross cash proceeds received by such Person from such sale or disposition or, as the case may be, such issuance, plus, as and when received, all cash payments received subsequent to such sale or disposition or such issuance representing (A) any deferred purchase price therefor or (B) any cash proceeds from the sale or other disposition of any cash equivalents (or any deferred purchase price obligations) received therefor over (ii) the sum of (A) a reasonable reserve for any liabilities payable incident to such sale or disposition or such issuance, (B) reasonable direct costs and expenses incurred by such Person in connection with such sale or disposition or such issuance (including, without limitation, reasonable brokerage, legal, investment banking, accounting, consulting, survey, title and recording fees and commissions), (C) all payments actually made on any Indebtedness (other than the Obligations) or other obligations which are secured by any assets subject to such sale or disposition which are required to be repaid out of the proceeds from such transaction and (D) actual tax payments made or to be made in connection therewith.

     New Issuance Prepayment. See Section 7.8.2.

     Notes. The Term Notes, the Revolving Credit Notes and the Swing Line Note.

     Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks and the Agents, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred (a) under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans or Purchases and Consignments made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof or (b) with respect to BKB, under or in respect of the BKB Hedging Arrangements.

     Operating Accounts. See Section 7.3(b).

     Original Credit Agreement. As defined in the preamble hereto.

     outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination; with respect to Purchases and Consignments, the aggregate Fair Market Value or number of troy ounces of Consigned Precious Metal which, as of any date of determination, has not been paid for by the Borrower or Redelivered.

     Outstanding Facility Amounts. The sum of (a) the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus (b) the outstanding amount of the Swing Line Loans (after giving effect to all amounts requested) plus (c) the Fair Market Value of Consigned Precious Metal (after giving effect to all Purchases and Consignments requested) plus (d) the Maximum Drawing Amount and all Reimbursement Obligations.

     PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     Perfection Certificate. The Perfection Certificate as defined in the Security Agreement.

     Performance Adjustment. See Section 7.22.

     Performance Adjustment Date. See Section 7.22.

     Permitted Inventory Locations. The retail stores and distribution centers of the Borrower and its Subsidiaries located in the United States of America and listed on Schedule 2 hereto, as such Schedule 2 may be supplemented from time to time in accordance with the provisions of
Section 10.4(i).

     Permitted Liens. Liens, security interests and other encumbrances permitted by Section 11.2.

     Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Precious Metal. Gold measured in troy ounces having a fineness of not less than .9995, without regard to whether such gold is alloyed or unalloyed, in bullion form or contained in or processed into other materials which contain elements other than gold.

     Purchase and Consignment. Purchases and consignments of the Borrower's Precious Metal made or to be made by the Banks pursuant to Section 6.1(a).

     Purchase and Consignment Request. See Section 6.3.

     Purchase Price. See Section 6.1(b).

     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

     Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     Redeliver(ed) or Redelivery. The delivery by the Borrower to the Administrative Agent's Head Office, at the Borrower's sole risk and expense, of Precious Metal in bullion form of a type and quality which is acceptable to the Administrative Agent.

     Register. See Section 21.3.

     Reimbursement Obligation. The Borrower's obligation to reimburse the Administrative Agent and the Banks on account of any drawing under any Letter of Credit.

     Reserves. As determined by the Administrative Agent in accordance with its reasonable credit judgment which credit judgment shall be exercised in a manner that is not arbitrary or capricious and is consistent with the standards of eligibility and credit judgment applied by the Administrative Agent to its other borrowers, such amounts as the Administrative Agent may from time to time establish and revise (a) to reflect events, conditions, contingencies or risks of which the officers of the Administrative Agent principally responsible for this credit did not have actual knowledge as of the Closing Date which do or may
(i) adversely affect either (A) any Collateral, the rights of the Collateral Agent, any of the other Agents or any of the Banks in any Collateral or its value or (B) the security interest and other rights of the Collateral Agent, any of the other Agents or any of the Banks in the Collateral (including the enforceability, perfection and priority thereof) or (ii) adversely affect in any material respect the assets (other than any Collateral) or business or financial condition of the Borrower or any of its Subsidiaries or (b) to reflect the belief of the Administrative Agent that any Borrowing Base Report or other collateral report or financial information furnished by or on behalf of the Borrower to any of the Agents or any of the Banks is or may have been incomplete, inaccurate or misleading in any material respect.

     Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2.

     Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

     Revolving Credit Notes. See Section 2.4.

     Security Agreement. The Security Agreement, dated or to be dated on or prior to the Closing Date, between the Borrower and the Collateral Agent and in form and substance satisfactory to the Banks, the Collateral Agent and the other Agents.

     Security Documents. The Security Agreement, the Landlord Waivers, the Headquarters Landlord Consent, the Trademark Assignment, the Trademark Security Agreement, the Cash Collateral Agreement, all Agency Account Agreements, the Confirmation of Swap Agreement, and the Swap Agreement.

     Settlement. The making of, or receiving of payments, in immediately available funds, by the Banks, to the extent necessary to cause each Bank's actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan Request) to be equal to each Bank's Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

     Settlement Amount. See Section 7.6(a).

     Settlement Date. (a) The Drawdown Date relating to any Loan Request, (b) Friday of each week, or if Friday is not a Business Day, the Business Day immediately following such Friday, (c) the Business Day immediately following any Agent becoming aware of the existence of an Event of Default, (d) any Business Day on which the amount of Revolving Credit Loans outstanding from any Bank plus such Bank's Commitment Percentage of the sum of the Fair Market Value of Consigned Precious Metal plus the outstanding amount of the Swing Line Loans plus the Maximum Drawing Amount and any Reimbursement Obligations is equal to or greater than such Bank's Commitment Percentage of the Total Revolver Commitment,
(e) the Business Day immediately following any Business Day on which the amount of Loans outstanding increases or decreases by more than $5,000,000 as compared to the previous Settlement Date, (f) any day on which any conversion of a Base Rate Loan to a Eurodollar Rate Loan occurs, or (g) any Business Day on which (i) the amount of outstanding Revolving Credit Loans decreases and (ii) the amount of the Administrative Agent's Loans outstanding equals Zero Dollars ($0).

     Settling Bank. See Section 7.6(a).

     Specified Lease. A lease by the Borrower as lessee of Real Estate at which Eligible Inventory is held and as to which at any time either (a) the Borrower and the Agents have not received a Landlord Waiver or (b) the Agents have not received evidence, in form and substance satisfactory to the Agents, that, based upon then existing law (as determined by the Agents in the exercise of their reasonable discretion and on the advice of counsel), the landlord of such property would not have a lien on inventory superior to the security interest granted under the Security Agreement, securing rent obligations more than thirty
(30) days past due or securing future rent obligations accruing after the Closing Date.

     Spot Value: At any time, with respect to the calculation of the Dollar value of Precious Metal, (a) in all cases in which the Borrower is purchasing Precious Metal or in which the value of Consigned Precious Metal for purposes of the Consignment Limit is being calculated, the Administrative Agent's "ask" spot quotation for Precious Metal at such time times the number of ounces of such Precious Metal and (b) in all cases in which Gold Fronting Banks are purchasing Precious Metal, the Administrative Agent's "bid" spot quotation for Precious Metal at such time times the number of ounces of such Precious Metal.

     Store Accounts. Depository accounts in depository institutions for, or on behalf of, the Borrower or any of its Subsidiaries and listed on Schedule 9.20 hereto (as such may be amended from time to time in accordance with Section
12.10 hereof).

     Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     Swap Agreement. The ISDA Master Agreement dated or to be dated on or prior to the Closing Date, between the Borrower and the Administrative Agent and in form and substance satisfactory to each of the Borrower, the Banks and the Agents.

     Swing Line Loan. Any loan made by the Administrative Agent pursuant to
Section 4.

     Swing Line Note. See Section 4.2.

     Swing Line Note Record. A Record with respect to the Swing Line Note.

     Syndication Agents. Collectively, LaSalle National Bank, ABN Amro Bank N.V. and BKB or its Affiliates, each acting as syndication agent for the Agents and the Banks.

     Term Loan. The term loan made or to be made by the Banks to the Borrower on the Closing Date in the aggregate principal amount of $20,000,000.00 pursuant to
Section 3.1.

     Term Notes. See Section 3.2.

     Term Note Record. A Record with respect to a Term Note.

     Total Commitment. The sum of the Total Revolver Commitment and the outstanding principal amount of the Term Loan.

     Total Revolver Commitment. The sum of the Commitments of the Banks, as in effect from time to time, such amount being equal to $90,000,000 as of the Closing Date.

     Trademark Assignment. The Trademark Assignment, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Collateral Agent and in form and substance satisfactory to the Banks and the Agents.

     Trademark Security Agreement. The Trademark Collateral Security and Pledge Agreement, dated or to be dated on or prior to the Closing Date, between the Borrower and the Collateral Agent and in form and substance satisfactory to the Banks and the Agents.

     Type. As to any Revolving Credit Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     Y2K Plan. See Section 9.22.

     Year 2000 Compliant and Ready. That (a) the hardware and software systems of the Borrower and its Subsidiaries with respect to the operation of their respective businesses and their general business plans will: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (iii) store and provide date input information without creating any ambiguity as to the century; and (b) the Borrower has developed alternative plans to ensure business continuity in the event of the failure of any or all of items (i) through (iii) above. Rules of Interpretation.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

          (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

     REVOLVING CREDIT LOANS.
     Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with Section 7.3, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of (a) the Fair Market Value of Consigned Precious Metal, (b) the outstanding amount of the Swing Line Loans and (c) the Maximum Drawing Amount and all Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the outstanding amount of the Swing Line Loans plus the Fair Market Value of Consigned Precious Metal plus the outstanding amount of the Swing Line Loans plus the Maximum Drawing Amount and all Reimbursement Obligations shall not at any time exceed the lesser of (i) the Total Revolver Commitment and (ii) the Borrowing Base. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 13 and Section 14, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 14, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the Commitment Fee Rate on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Revolver Commitment minus the Fair Market Value of Consigned Precious Metal minus the outstanding amount of the Swing Line Loans minus the sum of the Maximum Drawing Amount and all Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate. Reduction of Total Revolver Commitment. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by

$1,000,000.00 or an integral multiple thereof or terminate entirely the Total Revolver Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Administrative Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. The Total Revolver Commitment shall never be reduced pursuant to this Section 2.3.2 to an amount less than the sum of (a) the outstanding amount of the Revolving Credit Loans, (b) the Fair Market Value of Consigned Precious Metal, (c) the outstanding amount of Swing Line Loans and (d) the Maximum Drawing Amount and all Reimbursement Obligations. No reduction or termination of the Commitments may be reinstated. The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit E hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving

Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.
     Interest on Revolving Credit Loans. Except as otherwise provided in
Section 7.21, the Revolving Credit Loans shall bear interest in accordance with the provisions of Section 7.1 hereof.
     Requests for Revolving Credit Loans; Conversion Options. The Borrower shall request Revolving Credit Loans by providing to the Administrative Agent Loan Requests for Revolving Credit Loans in accordance with the requirements of
Section 7.3(a) hereof. The Administrative Agent may, in its sole discretion and without conferring with the Banks, make Revolving Credit Loans to the Borrower in accordance with the provisions of Section 7.3(b) hereof. The Borrower shall be permitted to convert Revolving Credit Loans to Revolving Credit Loans of different Types in accordance with the provisions of Section 7.4 hereof, and such provisions of Section 7.4 shall apply mutatis mutandis with respect to the Revolving Credit Loans so that the Borrower will have the same interest rate options with respect to the Revolving Credit Loans as it would be entitled to with respect to and the Term Loan.
     Funds for Revolving Credit Loans. The provisions of Section 7.5 and Section
7.6 with respect to the funding procedures and Settlement procedures for the Loans shall apply to the Revolving Credit Loans
     Maturity. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.
     Mandatory Repayments of Revolving Credit Loans. The Borrower shall immediately repay the outstanding Revolving Credit Loans as required by and in accordance with the provisions of Sections 7.8 and 7.9(b) hereof.
     Optional Repayments of Revolving Credit Loans. The Borrower shall have the right, at its election, to repay the outstanding Revolving Credit Loans in accordance with the provisions of Section 7.7 hereof.
     THE TERM LOAN.

     Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each Bank agrees to lend to the Borrower on the Closing Date the amount of its Commitment Percentage of the principal amount of $20,000,000.00.
     The Term Notes. The Term Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit F hereto (each a "Term Note"), dated the Closing Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment Percentage of the Term Loan and representing the obligation of the Borrower to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Commitment Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Commitment Percentage of the Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note, an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.
     Schedule of Installment Payments of Principal of Term Loan. The Borrower promises to pay to the Administrative Agent for the account of the Banks the principal amount of the Term Loan in twenty (20) consecutive quarterly installment payments beginning January 30, 1999, nineteen (19) of which shall be payable on each fiscal quarter ending date and each in the amount set forth in the table below opposite the period in such table during which such fiscal quarter ending date occurs, with a final payment on the Maturity Date in an amount equal to the unpaid balance of the Term Loan:

-------------------------------------------------------------------------------
                                                           AMOUNT OF
         PERIOD:                                       QUARTERLY PAYMENT:
-------------------------------------------------------------------------------
     January 30, 1999 - October 31, 1999                 $   500,000.00
-------------------------------------------------------------------------------
     January 30, 2000 - October 31, 2000                 $   750,000.00
-------------------------------------------------------------------------------
     January 30, 2001 - October 31, 2001                 $ 1,000,000.00
-------------------------------------------------------------------------------
     January 30, 2002 - October 31, 2002                 $ 1,250,000.00
-------------------------------------------------------------------------------
     January 30, 2003 - September 10, 2003               $ 1,500,000.00
-------------------------------------------------------------------------------
     Mandatory Repayment of Term Loan. The Borrower shall immediately repay the outstanding Term Loan as required by and in accordance with the provisions of
Section 7.8 hereof.
     Optional Prepayment of Term Loan. The Borrower shall have the right at any time to prepay the Term Loan in accordance with the provisions of Section 7.7. Any prepayment of principal of the Term Loan shall be applied ratably against the remaining scheduled installments of principal due on the Term Loan. No amount repaid with respect to the Term Loan may be reborrowed.
     Interest on Term Loan. Except as otherwise provided in Section 7.21, the outstanding amount of the Term Loan shall bear interest in accordance with the provisions of Section 7.1. The Borrower shall notify the Administrative Agent, such notice to be irrevocable, at least two (2) Business Days prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the Eurodollar Rate. After the Term Loan has been made, the provisions of Section 7.4 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.
     SWING LINE LOANS.

     Discretion to Lend. The Borrower may request the Administrative Agent to make, and the Administrative Agent, in its individual capacity, may, if in its sole discretion it elects to do so, and without any commitment whatsoever by the Administrative Agent to do so, make, on the terms and conditions hereinafter set forth, Swing Line Loans to the Borrower from time to time on any Business Day during the period from the date hereof until the Maturity Date in an aggregate amount not to exceed at any time outstanding $5,000,000, provided, however, that while the outstanding amount of all outstanding Swing Line Loans and outstanding Revolving Credit Loans made by the Administrative Agent may exceed the Administrative Agent's Commitment, the aggregate amount of all Swing Line Loans outstanding plus all Revolving Credit Loans outstanding, plus the Fair Market Value of Consigned Precious Metals plus the Maximum Drawing Amount and all Reimbursement Obligations shall not exceed the lesser of (i) the Total Revolver Commitment and (ii) the Borrowing Base. No Swing Line Loan shall be used for the purpose of funding the payment of principal of any other Swing Line Loan. Swing Line Loans must be Base Rate Loans only, and may not be Eurodollar Rate Loans. Within the limits of the referred to in this Section 4.1 above and elsewhere in this Credit Agreement, so long as the Administrative Agent, in its sole discretion, elects to make Swing Line Loans, the Borrower may borrow under this
Section 4.1, repay pursuant to Sections 4.5, 4.6 and 4.7 and reborrow under this
Section 4.1.
     The Swing Line Note. The Swing Line Loans shall be evidenced by a promissory note of the Borrower payable to the order of the Administrative Agent in its individual capacity in substantially the form of Exhibit G hereto (the "Swing Line Note"), dated as of the Closing Date and completed with appropriate insertions. The Swing Line Note shall be payable to the order of the Administrative Agent in a principal amount equal to $5,000,000 or, if less, the outstanding amount of all Swing Line Loans, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes the Administrative Agent to make or cause to be made, at or about the time of the Drawdown Date of any Swing Line Loan or at the time of receipt of any payment of principal on the Swing Line Note, an appropriate notation on the Swing Line Note Record reflecting the making of such Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Line Loans set forth on the Swing Line Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Administrative Agent, but the failure to record, or any error in so recording, any such amount on the Swing Line Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Swing Line Note to make payments of principal of or interest on the Swing Line Note when due.
     Interest on Swing Line Loans. Except as otherwise provided in Section 7.21, the Swing Line Loans shall bear interest in accordance with the provisions of
Section 7.1 hereof.
     Requests for Swing Line Loans. The Borrower shall request Swing Line Loans by providing to the Administrative Agent Loan Requests for Swing Line Loans in accordance with the requirements of Section 7.3(a) hereof.
     Maturity. The Borrower promises to pay to the Administrative Agent for the account to the Administrative Agent the outstanding principal amount of each Swing Line Loan on the earlier of the maturity date specified in the applicable Loan Request relating to such Swing Line Loan (which maturity shall be no later than the fourteenth (14th) day after the requested date of such borrowing) and the Maturity Date
     Mandatory Repayments of Swing Line Loans. The Borrower shall immediately repay the outstanding Swing Line Loans as required by and in accordance with the provisions of Sections 7.8 and 7.9(b) hereof.
     Optional Repayments of Swing Line Loans. The Borrower shall have the right, at its election, to repay the outstanding Swing Line Loans in accordance with the provisions of Section 7.7 hereof.

     Purchase of Swing Line Loans. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, on demand, to purchase from the Administrative Agent such Bank's Commitment Percentage of all or such portion of the outstanding Swing Line Loans referenced in such demand.
     LETTERS OF CREDIT.
     Letter of Credit Commitments.
     Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Administrative Agent's customary form (a "Letter of Credit Application"), the Administrative Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in
          Section 5.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Administrative Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Reimbursement Obligations shall not exceed $5,000,000.00 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Reimbursement Obligations, (iii) the amount of all Revolving Credit Loans outstanding, (iv) the Fair Market Value of Consigned Precious Metals and (vi) the outstanding amount of the Swing Line Loans shall not exceed the lesser of (A) the Total Revolver Commitment and (B) the Borrowing Base. Notwithstanding the foregoing, the Administrative Agent shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of the Borrower or any of its Subsidiaries to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case the Borrower demonstrates to the satisfaction of the Administrative Agent that (x) such prior incurred

          Indebtedness were then fully secured by a prior perfected and unavoidable security interest in collateral provided by the Borrower or such Subsidiary to the proposed beneficiary of such Letter of Credit or (y) such prior incurred Indebtedness were then secured or supported by a letter of credit issued for the account of the Borrower or such Subsidiary and the reimbursement obligation with respect to such letter of credit was fully secured by a prior perfected and unavoidable security interest in collateral provided to the issuer of such letter of credit by the Borrower or such Subsidiary.
     Letter of Credit Applications. Each Letter of Credit Application shall be completed to the satisfaction of the Administrative Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.
     Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date (i) no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Maturity Date,
          (ii) no more than one (1) year from the issue date thereof with respect to standby Letters of Credit, and (iii) no more than one hundred twenty (120) days from the issue date thereof with respect to documentary Letters of Credit. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.
     Reimbursement Obligations of Banks. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Administrative Agent on demand for the amount of each draft paid by the Administrative Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).
     Participations of Banks. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to
          Section 5.2.
     Reimbursement Obligation of the Borrower. In order to induce the Administrative Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Administrative Agent, for the account of the Administrative Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Administrative Agent hereunder,

               (a) except as otherwise expressly provided in Section 5.2(b) and
          (c), on each date that any draft presented under such Letter of Credit is honored by the Administrative Agent, or the Administrative Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Administrative Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Administrative Agent or any Bank in connection with any payment made by the Administrative Agent or any Bank under, or with respect to, such Letter of Credit,

               (b) upon the reduction (but not termination) of the Total Revolver Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Banks and the Administrative Agent as cash collateral for all Reimbursement Obligations, and

               (c) upon the termination of the Total Revolver Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 15, an amount equal to the Maximum Drawing Amount on all Letters of Credit, which amount shall be held by Administrative Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 5.2 at any time from the date such amounts become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in Section 7.21 for overdue principal on the Revolving Credit Loans.
     Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Administrative Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Administrative Agent as provided in Section 5.2 on or before the date that such draft is paid or other payment is made by the Administrative Agent, the Administrative Agent may at any time thereafter notify the Banks of the amount of any such Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Administrative Agent, at its Head Office, in immediately available funds, such Bank's Commitment Percentage of such Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) the amount equal to such Bank's Commitment Percentage of such Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Administrative Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Reimbursement obligation shall become immediately available to the Administrative Agent, and the denominator of which is 360. The responsibility of the Administrative Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.
     Obligations Absolute. The Borrower's obligations under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Administrative Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Administrative Agent and the Banks that the Administrative Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under
Section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Administrative Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Administrative Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Administrative Agent or any Bank to the Borrower.
     Reliance by Issuer. To the extent not inconsistent with Section 5.4, the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.
     Letter of Credit Fee. The Borrower shall pay to the Administrative Agent a fee (in each case, a "Letter of Credit Fee") in respect of Letters of Credit on the average daily Maximum Drawing Amount at a rate per annum equal to (a) with respect to each standby Letter of Credit, the Eurodollar Applicable Margin per annum from time to time applicable to Revolving Credit Loans and (b) with respect to each documentary Letter of Credit, the Eurodollar Applicable Margin per annum from time to time applicable to Revolving Credit Loans minus 1/2%, such Letter of Credit Fees being payable quarterly in arrears on the first day of each calendar quarter and on the Maturity Date. A portion of such Letter of Credit Fees equal to 1/4% per annum shall be payable to the Administrative Agent for its own account and the remainder of such Letter of Credit Fees shall be payable to the Administrative Agent for the ratable accounts of the Banks in accordance with their respective Commitment Percentages. The Borrower shall also pay to the Administrative Agent, at such time or times as such charges are customarily made by the Administrative Agent, the Administrative Agent's customary issuance fees or amendment fees, as the case may be, and the Administrative Agent's customary time negotiation fees per document examination or other administrative fees.
     PURCHASES AND CONSIGNMENTS.
     Commitment To Make Purchases and Consignments; Title To Consigned Precious Metal.

               (a) Subject to the terms and conditions set forth in this Credit Agreement, each of the Gold Fronting Banks severally agrees, at the option of the Borrower, to purchase from and consign to the Borrower (a "Purchase and Consignment") from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with Section 6.3, such amounts of the Borrower's Precious Metal as are requested by the Borrower up to a maximum aggregate amount of Consigned Precious Metal outstanding (after giving effect to all amounts requested) having a Fair Market Value equal to (i) in the case of the Administrative Agent, the sum of the Commitments of the Banks, other than ABN and LaSalle, or, in the case of ABN, the sum of the Commitments of ABN and LaSalle minus, (ii) such Gold Funding Bank's Gold Commitment Percentage of the sum of the outstanding amount of the Revolving Credit Loans plus the outstanding amount of the Swing Line Loans plus the Maximum Drawing Amount and all Reimbursement Obligations; provided that the sum of the outstanding amount of troy ounces or, as the case may be, Fair Market Value of Consigned Precious Metal which the Borrower requests that the Gold Fronting Banks purchase, when added to the amount of troy ounces or, as the case may be, the Fair Market Value of Consigned Precious Metal outstanding, shall not exceed the Consignment Ounce Cap, in the case of amounts of troy ounces of Consigned Precious Metal, or the Consignment Dollar Cap, in the case of the Fair Market Value of Consigned Precious Metal. Purchases and Consignments shall be made by the Gold Fronting Banks pro rata in accordance with each Gold Fronting Bank's Gold Commitment Percentage.

               (b) The purchase price (the "Purchase Price") paid by the Administrative Agent, on behalf of the Gold Fronting Banks, for Consigned Precious Metal in respect of each Purchase and Consignment shall be the Fair Market Value of Precious Metal two (2) Business Days prior to the Gold Drawdown Date of any Purchase and Consignment. Each request for a Purchase and Consignment hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 13 and Section 14, in the case of the initial Purchase and Consignment to be made on the Closing Date, and Section 14, in the case of all other Purchases and Consignments, have been satisfied on the date of such request.

               (c) Upon each Purchase and Consignment, the Administrative Agent shall take title to such Borrower's Precious Metal for the benefit of the Gold Fronting Banks in accordance with each Gold Fronting Bank's Gold Commitment Percentage thereof. Thereafter, title to such Precious Metal shall remain in the Administrative Agent for the benefit of the Gold Fronting Banks in accordance with each Gold Fronting Bank's Gold Commitment Percentage thereof and shall not vest in the Borrower until the Administrative Agent has received payment for such Consigned Precious Metal in accordance with the requirements of Section 6.4 or
          Section 6.7, as applicable. Following each Purchase and Consignment, the Borrower shall bear the entire risk of loss, theft, damage or destruction of the Consigned Precious Metal from any cause whatsoever, whether or not insured, and the Borrower agrees to hold the Consigned Precious Metal in trust for the Gold Fronting Banks, and to indemnify and hold harmless the Gold Fronting Banks against any and all liabilities, damages, losses, costs, expenses, suits, claims, demands or judgments of any nature (including, without limitation, attorneys' fees and expenses) arising from or connected with any loss, theft, damage or destruction of the Consigned Precious Metal.

               (d) The Borrower irrevocably authorizes the Administrative Agent and each of the Gold Fronting Banks, at or about the time of the Gold Drawdown Date of any Purchase and Consignment or at the time of any payment or Redelivery with respect to Consigned Precious Metal, to make an appropriate notation in the records of the Administrative Agent or such Gold Fronting Bank customarily maintained by the Administrative Agent or such Gold Fronting Bank reflecting the making of such Purchase and Consignment or the receipt of such payment or Redelivery. The outstanding amount of Consigned Precious Metal set forth in the records of the Administrative Agent or such Gold Fronting Bank customarily maintained by the Administrative Agent or such Gold Fronting Bank shall be prima facie evidence of the amount thereof owing and unpaid or not Redelivered, but the failure to record or any error in so recording any such amount in the records of the Administrative Agent or such Gold Fronting Bank shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments or Redeliveries in accordance with the terms hereof.
     Consignment Fees. Except as otherwise provided in Section 7.21, with respect to Consigned Precious Metal, the Borrower agrees to pay to the Administrative Agent, for the accounts of Administrative Agent and the Banks to be allocated among them as set forth below, a consignment fee (the "Consignment Fee") equal to:

               (a) for each day with respect to Consignment Base Rate Amounts, the product of the Consignment Base Rate times a fraction, the numerator of which is one (1) and the denominator of which is three hundred and sixty (360) times the Fair Market Value (as of such date) of Consigned Precious Metal outstanding on such day which are Consignment Base Rate Amounts; and

               (b) for each day during each Interest Period with respect to Consignment Fixed Rate Amounts, the product of the Consignment Fixed Rate applicable to such Interest Period times a fraction, the numerator of which is one (1) and the denominator of which is three hundred and sixty (360) times the Fair Market Value (as of such date) of Consigned Precious Metal outstanding for such Interest Period which are Consignment Fixed Rate Amounts.

The Consignment Fee for each day shall be allocated as follows: (i) for the account of the Banks in accordance with their respective Commitment Percentages, that portion of the Consignment Fee for such day equal to the product of (A) the Eurodollar Rate Applicable Margin applicable to Revolving Credit Loans minus one-eighth of one percent (1/8%) times a fraction, the numerator of which is one
(1) and the denominator of which is three hundred and sixty (360) times the Fair Market Value (as of such date) of Consigned Precious Metal outstanding on such day and (ii) for the account of the Gold Fronting Banks in accordance with each Gold Fronting Bank's Gold Commitment Percentage thereof, the remainder of the Consignment Fee for such day. The Consignment Fee with respect to Consignment Base Rate Amounts shall be payable monthly in arrears on the first Business Day of each calendar month, commencing on the first such date following the Closing Date, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate. The Consignment Fee with respect to Consignment Fixed Rate Amounts shall be payable as to any Consignment Fixed Rate Amounts in respect of which the applicable Interest Period is (i) 3 months or less, on the last day of such interest period and (ii) more than 3 months, on the date that is 3 months from the first day of such Interest Period and, in addition, on the last day of such Interest Period.
     Requests For Purchases and Consignments. The Borrower shall give to the Administrative Agent written notice in the form of Exhibit H hereto (or telephonic notice confirmed in a writing in the form of Exhibit H hereto) of each Purchase and Consignment requested hereunder (a "Purchase and Consignment

Request") no later than 2:00 p.m. three (3) Business Days prior to the proposed Gold Drawdown Date of any Consignment Base Rate Amount or Consignment Fixed Rate Amount. Each such notice shall specify (a) the number of troy ounces of Borrower's Precious Metal to be purchased and consigned, (b) the proposed Gold Drawdown Date of such Purchase and Consignment, (c) whether such Purchase and Consignment is to be a Consignment Fixed Rate Amount or a Consignment Base Rate Amount, and (d) if such Purchase and Consignment is to be a Consignment Fixed Rate Amount, the Interest Period applicable to such Purchase and Consignment. Promptly upon receipt of any such Purchase and Consignment Request, the Administrative Agent shall notify each of the Banks thereof. Each Purchase and Consignment Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to sell and take on consignment such Borrower's Precious Metal on the proposed Gold Drawdown Date. Each Purchase and Consignment Request for Consignment Base Rate Amounts shall be in a minimum aggregate amount of 300 troy ounces or an integral multiple of one hundred (100) in excess thereof, and each Purchase and Consignment Request for Consignment Fixed Rate Amounts shall be in a minimum aggregate amount of one thousand (1,000) troy ounces or an integral multiple of one hundred (100) in excess thereof.
     Payment on Account Of Repurchase or Redelivery of Consigned Precious Metal.

               (a) Upon the occurrence of an Event of Default (other than an Event of Default described in Section 15.1(g) or (h), with respect to which applicable law prohibits the following actions from being taken, and, then, only as and to the extent expressly prohibited by applicable law) and upon notice from the Administrative Agent to the Borrower, unless the Borrower shall, on the date of dispatch of such notice, immediately Redeliver to the Administrative Agent for the accounts of the Banks an amount of Borrower's Precious Metal (measured in troy ounces) equal to all outstanding Consigned Precious Metal, the Borrower shall be deemed to have purchased from the Administrative Agent, on the date of dispatch of such notice, all outstanding Consigned Precious Metal at the then applicable Spot Value thereof plus $.75 per troy ounce thereof, and the Administrative Agent, on behalf of the Banks based on their respective Commitment Percentages, notwithstanding the borrowing limitations set forth in
          Section 2.1, shall simultaneously be deemed to have made Revolving Credit Loans to the Borrower in amounts equal to the Spot Value of Consigned Precious Metal plus $.75 per troy ounce thereof, such Revolving Credit Loans to be made pro rata based upon each Bank's Commitment Percentage. Such Revolving Credit Loans deemed to have been made by the Administrative Agent shall be treated as Revolving Credit Loans made pursuant to Section 7.3(b) hereof for all purposes under this Credit Agreement (including, without limitation, the provisions of Section 7.6 hereof relating to Settlements).

               (b) If, on any date, either the Fair Market Value of Consigned Precious Metal shall exceed the Consignment Dollar Cap or, after giving effect to any repayment in full of the Revolving Credit Loans and Swing Line Loans pursuant to Sections 2.9 or 4.6, the Fair Market Value of Consigned Precious Metal exceeds the Borrowing Base minus the Maximum Drawing Amount and all Reimbursement Obligations, the Administrative Agent shall calculate the amount of Consigned Precious Metal (measured in troy ounces and calculated by reference to the Fair Market Value thereof on the date of determination) of such excess, the Borrower shall either (i) pay to the Administrative Agent an amount in Dollars equal to the Fair Market Value (on the Business Day following the date of determination) of such excess plus seventy-five cents ($0.75) per troy ounce of such excess, and the Administrative Agent shall be deemed to have sold to the Borrower an amount of Consigned Precious Metal having a Fair Market Value equal to such excess, or
          (ii) Redeliver to the Administrative Agent for the accounts of the Gold Fronting Banks Consigned Precious Metal in quantities (measured in troy ounces) having a Fair Market Value equal to such excess. If, on any date of determination, the number of troy ounces of Consigned Precious Metal shall exceed the Consignment Ounce Cap, the Borrower shall either (i) repurchase from the Administrative Agent such excess at the Fair Market Value thereof on the Business Day following the date of determination, plus seventy-five cents ($0.75) per troy ounce, or (ii) Redeliver to the Administrative Agent Consigned Precious Metal in quantities (measured in troy ounces) equal to such excess. If, on any date of determination, the Fair Market Value of Consigned Precious Metal exceeds the Consignment Advance Rate Percentage multiplied by the Fair Market Value of the sum of (A) Consigned Precious Metal plus (B) Borrower's Precious Metal, the Borrower shall pay to the Administrative Agent an amount in Dollars equal to the Fair Market Value (on the Business Day following the date of determination) of such excess plus seventy-five cents ($0.75) per troy ounce of such excess, and the Administrative Agent shall be deemed to have sold to the Borrower an amount of Consigned Precious Metal equal to such excess.

               (c) In connection with any sale of Consigned Precious Metal by the Borrower (other than as part of a Purchase and Consignment pursuant to the terms hereof), the Borrower shall immediately either
          (i) pay to the Administrative Agent for the accounts of the Gold Fronting Banks an amount in Dollars equal to the Fair Market Value (on the Business Day following the date of such sale) of such Consigned Precious Metal plus seventy-five cents ($0.75) per troy ounce of such sold Consigned Precious Metal, (ii) Redeliver to the Administrative Agent for the accounts of the Gold Fronting Banks an amount of Borrower's Precious Metal (measured in troy ounces) equal to such sold Consigned Precious Metal, or (iii) Redeliver to the Administrative Agent for the accounts of the Gold Fronting Banks, so long as no Event of Default has occurred and is continuing, additional Precious Metal (which Redelivery, if the Borrower shall not have purchased such sold Consigned Precious Metal pursuant to clause (i) hereof or Redelivered Borrower's Precious Metal pursuant to clause (ii) hereof, shall be automatic upon such sale) which shall constitute Consigned Precious Metal in quantities equal to any Consigned Precious Metal sold. At all times following the occurrence and during the continuance of an Event of Default, upon any sale by the Borrower of Precious Metal which prior to the Borrower's purchase thereof pursuant to Section 6.4(a) constituted Consigned Precious Metal, the Borrower shall hold the proceeds of such sale in trust for the Administrative Agent, on behalf of the Banks, and shall immediately deliver to the Administrative Agent the proceeds of such sale to be applied to the Obligations in accordance with Section 7.10 hereof. Prior to the occurrence of an Event of Default and absent other instruction by the Borrower, the Administrative Agent shall apply Dollar amounts received to reduction of Consigned Precious Metal, for application first to Consignment Base Rate Amounts and then to Consignment Fixed Rate Amounts and for allocation between the Gold Fronting Banks in accordance with each Gold Fronting Bank's Gold Commitment Percentage thereof.

               (d) At any time before the Maturity Date, the Borrower may, at its election, purchase any or all Consigned Precious Metal from the Administrative Agent in whole or in part, without penalty, provided that any full or partial repurchase of the outstanding amount of Consignment Fixed Rate Amounts of Consigned Precious Metal pursuant to this Section 6.4(d) may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Administrative Agent, no later than 2:00 p.m., Boston time, three (3) Business Days' prior written notice of any proposed repurchase of Consigned Precious Metal specifying the amount of Consigned Precious Metal to be so repurchased and the proposed date of repurchase, which notice shall be irrevocable and binding on the Borrower and shall obligate the Borrower to repurchase such Consigned Precious Metal on the proposed date of repurchase. Each such repurchase of Consignment Base Rate Amounts shall be in a minimum amount of three hundred (300) troy ounces or an integral multiple of one hundred (100) in excess thereof, with accrued Consignment Fees on the Consignment Base Rate Amounts so purchased being due on the earliest to occur of a Default or Event of Default and the first day of the calendar month following the calendar month in which such purchase is made, and each such purchase of Consignment Fixed Rate Amounts shall be in a minimum amount of one thousand (1,000) troy ounces or an integral multiple of one hundred (100) troy ounces in excess thereof and shall be accompanied by a payment of all accrued but unpaid Consignment Fees on the amount so purchased. Each such repurchase shall be at a price equal to, at the Borrower's option, (i) the sum of (A) the Fair Market Value of Precious Metal two Business Days prior to the date of the Borrower's purchase of Consigned Precious Metal, plus (B) seventy-five cents ($0.75) per troy ounce of Precious Metal being repurchased, or (ii) the Spot Value on the date of the Administrative Agent's receipt of the written notice described above, and, prior to the occurrence of an Event of Default, shall be applied to effect a reduction of Consigned Precious Metal, for application first to Consignment Base Rate Amounts and then to Consignment Fixed Rate Amounts and for allocation between the Gold Fronting Banks in accordance with each Gold Fronting Bank's Gold Commitment Percentage thereof; provided, however, that, in lieu of paying in Dollars the Fair Market Value, or Spot Value, as the case may be, of such Consigned Precious Metal, the Borrower may, at its option, Redeliver to the Administrative Agent for the accounts of the Gold Fronting Banks Borrower's Precious Metal in an amount (measured in troy ounces) equal to the amount of Consigned Precious Metal being purchased.

               (e) All purchases of Consignment Fixed Rate Amounts prior to the end of an Interest Period shall obligate the Borrower to pay any breakage costs associated with such Consignment Fixed Rate Amounts in accordance with Section 7.20 hereof.

     Conversion Options.

               (a) The Borrower may elect from time to time to have the Consignment Fee applicable to portions of Consigned Precious Metal outstanding calculated based upon either the Consignment Base Rate or Consignment Fixed Rate, provided that (i) with respect to any such conversion of Consigned Precious Metal, the Borrower shall give the Administrative Agent, no later than 2:00 p.m. (Boston time), at least three (3) Eurodollar Business Days' prior written notice of such election; and (ii) with respect to any such conversion of a Consignment Fixed Rate Amount into a Consignment Base Rate Amount or another Consignment Fixed Rate Amount, such conversion shall only be made on the last day of the Interest Period with respect thereto. All or any part of outstanding Consigned Precious Metal may be converted into a Consignment Fixed Rate Amount or Consignment Base Rate Amount as provided herein, provided that any partial conversion of Consignment Base Rate Amounts shall be for Precious Metal in a minimum amount at least equal to three hundred (300) troy ounces or an integral multiple of one hundred (100) in excess thereof and any partial conversion of Consignment Fixed Rate Amounts shall be for Precious Metal in an amount equal to one thousand (1,000) troy ounces or an integral multiple of one hundred (100) in excess thereof. Each conversion request relating to the conversion of Consigned Precious Metal to a Consignment Fixed Rate Amount shall be irrevocable by the Borrower.

               (b) Prior to the occurrence of a Default or an Event of Default, Consigned Precious Metal may be continued as Consignment Fixed Rate Amounts upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in
          Section 6.5(a). In the event that the Borrower fails to provide any such notice with respect to the continuation of any Consignment Fixed Rate Amounts as such, then such Consignment Fixed Rate Amounts shall be automatically converted to Consignment Base Rate Amounts on the last day of such Interest Period.

               (c) Any conversion to or from Consignment Fixed Rate Amounts shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Consignment Fixed Rate Amounts having the same Interest Period shall not be less than one thousand (1,000) troy ounces or a whole multiple of one hundred (100) troy ounces in excess thereof.
     Funds for Purchases and Consignments.

               (a) Not later than 11:00 a.m. (Boston time) on the proposed Gold Drawdown Date of any Purchase and Consignment, each of the Gold Fronting Banks will make available to the Administrative Agent, at the Administrative Agent's Head Office, in immediately available funds, an amount in Dollars equal to such Gold Fronting Bank's Gold Commitment Percentage of the Purchase Price for the Precious Metal to be purchased and consigned pursuant to such Purchase and Consignment. Upon receipt from each Gold Fronting Bank of such amount, and upon receipt of the documents required by Sections 13 and 14 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the Purchase Price for such Purchase and Consignment made available to the Administrative Agent by the Gold Fronting Banks and, at such time, the Administrative Agent shall be deemed to have taken title to such Borrower's Precious Metal. The failure or refusal of either Gold Fronting Bank to make available to the Administrative Agent at the aforesaid time and place on any Gold Drawdown Date the amount of its Gold Commitment Percentage of the Purchase Price for the requested Purchase and Consignment shall not relieve the other Gold Fronting Bank from its several obligations hereunder to make available to the Administrative Agent the amount of such other Gold Fronting Bank's Gold Commitment Percentage of the Purchase Price for any requested Purchase and Consignment.

               (b) The Administrative Agent may, unless notified to the contrary by ABN prior to a Gold Drawdown Date, assume that ABN has made available to the Administrative Agent on such Gold Drawdown Date the amount of its Gold Commitment Percentage of the Purchase Price for the Purchase and Consignment to be made on such Gold Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If ABN makes available to the Administrative Agent such amount on a date after such Gold Drawdown Date, ABN shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average of (A) for portions of the Purchase Price for Consignment Fixed Rate Amounts which have not been made available, the Consignment Fee owed by the Borrower with respect to each day included in such period minus the Eurodollar Applicable Margin applicable to Revolving Credit Loans, and (B) for portions of the Purchase Price for Consignment Base Rate Amounts which have not been made available, the Eurodollar Rate for such Consignment Base Rate Amounts minus the Contango Rate for such Consignment Base Rate Amounts plus one-half of one percent (1/2%), times (ii) the amount of ABN's Gold Commitment Percentage of the Purchase Price for such Purchase and Consignment, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Gold Drawdown Date to the date on which the amount of ABN's Gold Commitment Percentage of the Purchase Price for such Purchase and Consignment shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to ABN with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by ABN. If the amount of ABN's Gold Commitment Percentage of the Purchase Price for such Purchase and Consignment is not made available to the Administrative Agent by ABN within three (3) Business Days following such Gold Drawdown Date, the Administrative Agent shall be entitled to compel the Borrower to repurchase a portion of such Purchase and Consignment equal to ABN's Gold Commitment Percentage on demand, with interest thereon at the rate per annum equal to the Consignment Base Rate.
     Repurchase at Maturity. The Borrower promises to (a) purchase from the Administrative Agent all Consigned Precious Metal on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date an amount in Dollars equal to the Fair Market Value two Business Days prior to the Maturity Date of the outstanding amount of Consigned Precious Metal (measured in troy ounces) plus $.75 per troy ounce thereof, together with any and all accrued and unpaid Consignment Fees and other amounts accrued thereon, or (b) Redeliver to the Administrative Agent Precious Metal in an amount (measured in troy ounces) equal to all Consigned Precious Metal outstanding, together with payment of all other amounts owed under the Gold Facility.
     True Consignment. This Credit Agreement is intended to be a true consignment agreement, where, following a Purchase and Consignment, the Administrative Agent takes title to the Consigned Precious Metal until sold by the Borrower. If, notwithstanding the foregoing sentence, it is determined for any reason that the consignment created hereby is one intended as security or that the consignment is a sale or return or other sale, the Consigned Precious Metal shall constitute Collateral under the terms of the Security Agreement, and the terms of the Security Agreement shall govern the Banks' security interest therein.
     Change in Gold Commitment Percentages. In the event of any change in the Gold Fronting Banks' respective Gold Commitment Percentages as a result of any assignment by or to ABN or LaSalle of any interests, rights and obligations under this Credit Agreement in accordance with Section 21, the Gold Fronting Bank whose Gold Commitment Percentage has increased as a result of such change shall purchase from the other Gold Fronting Bank that percentage equal to the resulting increase in such Gold Fronting Bank's Gold Commitment Percentage of all Consigned Precious Metal multiplied by the Fair Market Value thereof as of the effective date of such change.
     CERTAIN GENERAL PROVISIONS.
       Interest on Loans. Except as otherwise provided in Section 7.21,

               (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (i) the Base Rate plus (ii) the Base Rate Applicable Margin.

               (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (i) the Eurodollar Rate plus (ii) the Eurodollar Applicable Margin.

               (c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.
     Borrowing Base and Consignment Limitations.

               (a) The Banks shall have no obligation to make any Extension of Credit if, at any time the Outstanding Facility Amounts, after giving effect to such Extension of Credit, would exceed the Borrowing Base. The Borrowing Base shall be determined by the Agents by reference to the most recent Borrowing Base Report delivered on a timely basis to the Agents in accordance with Section 10.4(f).

               (b) None of the Gold Fronting Banks shall not have any obligation to make any Purchase and Consignments if, at any time, the Fair Market Value of Consigned Precious Metal (after giving effect to all amounts requested) exceeds the Consignment Advance Rate Percentage multiplied by the Fair Market Value of the sum of (i)

          Consigned Precious Metal plus (ii) Borrower's Precious Metal. The amounts of Consigned Precious Metal and of Borrower's Precious Metal shall be determined by the Agents by reference to the most recent Consigned Precious Metal Report delivered on a timely basis to the Agents in accordance with Section 10.4(f).
     Requests for Loans.

               (a) The Borrower shall give to the Administrative Agent written notice in the form of Exhibit I hereto (or telephonic notice confirmed in a writing in the form of Exhibit I hereto) of each Loan requested hereunder (a "Loan Request") no later than (i) 1:00 P.M. Eastern Time on the proposed Drawdown Date of any Swing Line Loan, (ii) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan other than a Swing Line Loan and (iii) two (2) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the principal amount of the Loan requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan, and (D) the Type of such Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request for a Base Rate Loan shall be in a minimum aggregate amount of $250,000.00 or an integral multiple thereof, and each Loan Request for a Eurodollar Rate Loan shall be in a minimum aggregate amount of $250,000.00 or an integral multiple of $50,000.00 in excess thereof.

               (b) Notwithstanding the notice and minimum amount requirements set forth in Section 7.3(a) but otherwise in accordance with the terms and conditions of this Credit Agreement, the Administrative Agent may, in its sole discretion and without conferring with the Banks, make Revolving Credit Loans to the Borrower (i) by entry of credits to the Borrower's operating account(s) (No(s). 50318092) (the "Operating Accounts") with the Administrative Agent to cover checks or other charges which the Borrower has drawn or made against such account, (ii) in payment of any other amounts due and payable by the Borrower hereunder, including, without limitation, any amounts owed in connection with the purchase of Consigned Precious Metal pursuant to Section 6.4(a) (the Borrower hereby consenting to the automatic making of such Loans by the Administrative Agent in payment of any such amounts), or (iii) in an amount as otherwise requested by the Borrower. The Borrower hereby requests and authorizes the Administrative Agent to make from time to time such Revolving Credit Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented. The Borrower acknowledges and agrees that the making of such Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Loans covered by a Loan Request including, without limitation, the limitations set forth in Section 2.1 and the requirements that the applicable provisions of
          Section 13 (in the case of Loans made on the Closing Date) and Section 14 be satisfied. All actions taken by the Administrative Agent pursuant to the provisions of this Section 7.3(b) shall be conclusive and binding on the Borrower absent such Agent's gross negligence or willful misconduct. Loans made pursuant to this Section 7.3(b) shall be Base Rate Loans until converted in accordance with the provisions of the Credit Agreement and, prior to a Settlement, such interest shall be for the account of the Administrative Agent.


     Conversion Options.

     Conversion to Different Type of Loan. The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (a) with respect to any such conversion of a Loan to a Base Rate Loan, the Borrower shall give the Administrative Agent at least one (1) Business Day's prior written notice of such election;
          (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar

          Rate Loan, the Borrower shall give the Administrative Agent at least two (2) Eurodollar Business Days' prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto, and (d) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action, if any, as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Loans of any Type (other than Swing Line Loans which shall only be Base Rate Loans) may be converted into a Loan of another Type as provided herein, provided that (y) any partial conversion of any Loan to a Base Rate Loan shall be in an aggregate principal amount of $50,000.00 or an integral multiple thereof and (z) any partial conversion of any Loan to a Eurodollar Rate Loan shall be in an aggregate principal amount of $250,000.00 or a whole multiple of $50,000.00 in excess thereof. Each Conversion Request relating to the conversion of a Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.
     Continuation of Type of Loan. Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 7.4.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the 1dministrative Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such

          Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 7.4.2 is scheduled to occur.
Eurodollar Rate Loans. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $250,000.00 or a whole multiple of $50,000.00 in excess thereof. At no time shall there be more than ten (10) Eurodollar Rate Loans outstanding.
Funds for Loans. Funding Procedures. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans (other than Swing Line Loans), each of the Banks will make available to the Administrative Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 13 and 14 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Loans made available to the Administrative Agent by the Banks. The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Administrative Agent the amount of such other Bank's Commitment Percentage of any requested Loans.
Advances by Applicable Agent. The Administrative Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date of any Loans (other than Swing Line Loans), assume that such Bank has made available to the Administrative Agent on such Drawdown Date the amount of such

          Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) the amount of such Bank's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Administrative Agent by such Bank within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.
     Settlements; Failure to Make Funds Available.

               (a) On each Settlement Date, the Administrative Agent shall, not later than 11:00 a.m. (Boston time), give telephonic or facsimile notice (i) to the Banks and the Borrower of the respective outstanding amount of Loans made by the Administrative Agent on behalf of the Banks from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any Eurodollar Rate Loans to be made (following the giving of notice pursuant to Section 7.3(a)(ii)) on such date pursuant to a Loan Request and (ii) to the Banks of the amount (a "Settlement Amount") that each Bank (the "Settling Bank") shall pay to effect a Settlement of any Loan. A statement of the Administrative Agent submitted to the Banks and the Borrower or to the Banks with respect to any amounts owing under this Section 7.6 shall be prima facie evidence of the amount due and owing. The Settling Bank shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent in the amount of the Settlement Amount. All funds advanced by any Bank as a Settling Bank pursuant to this Section 7.6 shall for all purposes be treated as a Loan made by such Settling Bank to the Borrower and all funds received by any Bank pursuant to this Section
          7.6 shall for all purposes be treated as repayment of amounts owed with respect to Loans made by such Bank. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevent a Settling Bank from making any Loan to effect a Settlement as contemplated hereby, such Settling Bank will make such disposition and arrangements with the other Banks with respect to such Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank's share of the outstanding Revolving Credit Loans and Swing Line Loans being equal, as nearly as may be, to such Bank's Commitment Percentage of the outstanding amount of the Revolving Credit Loans and Swing Line Loans.

               (b) The Administrative Agent may, unless notified to the contrary by any Bank prior to a Settlement Date, assume that such Bank has made or will make available to the Administrative Agent on such Settlement Date the amount of such Bank's Settlement Amount, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the

          Borrower a corresponding amount. If any Bank makes available to the Administrative Agent such amount on a date after such Settlement Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by such Administrative Agent during each day included in such period, times (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to such Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Bank. If such Bank's Settlement Amount is not made available to the Administrative Agent by such Bank within three (3) Business Days following such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans as of such Settlement Date.

               (c) The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time and place on any Settlement Date the amount of its Settlement Amount (i) shall not relieve any other Bank from its several obligations hereunder to make available to the Administrative Agent the amount of such other Bank's Settlement Amount and (ii) shall not impose upon such other Bank any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Bank.
     Optional Repayments of Loans.

          (a) The Borrower shall have the right, at its election, to repay the outstanding amount of any

          Loan, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 7.7 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Administrative Agent, no later than 11:00 a.m., Boston time, at least three (3) Business Days prior written notice of any proposed prepayment pursuant to this Section 7.7 of Base Rate Loans, and four (4) Eurodollar Business Days notice of any proposed prepayment pursuant to this Section 7.7 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Loans, the nature of the Loan as a Revolving Credit Loan, the Term Loan or a Swing Line Loan and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in a minimum amount of $500,000.00 or an integral multiple of $100,000.00 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment of Loans (other than Swing Line Loans) shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Notes, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

               (b) Notwithstanding the notice and minimum amount requirements set forth in Section 7.7(a) but otherwise in accordance with the terms and conditions of this Credit Agreement, the Administrative Agent may, in its sole discretion at the Borrower's request, apply amounts held in the BKB Concentration Accounts in payment of any Loans made to the Borrower by the Administrative Agent pursuant to Section 7.3(b) hereof, subject to the procedures for Settlement set forth in Section 7.6.

     Mandatory Prepayments of Loans and Commitment Reductions

     Asset Disposition Prepayment. The Borrower shall pay to the Administrative
          Agent, for the accounts of the Banks (each, an "Asset Disposition Prepayment"), within thirty (30) days after the completion by the Borrower of any asset dispositions pursuant to Section 11.5.2(d), an amount equal to one hundred percent (100%) of the Net Proceeds received by the Borrower in connection with such asset disposition solely to the extent that the aggregate amount of Net Proceeds received by the Borrower shall exceed, for all such asset dispositions undertaken pursuant to Section 11.5.2(d) during any fiscal year of the Borrower, $250,000; provided, however, that no Asset Disposition Prepayment shall be required with respect to the proceeds from the sale of: (i) the accounts receivable acquired in the Acquisition and
          (ii) approximately ten (10) stores, and inventory therein, acquired in the Acquisition.
     New Issuance Prepayment. The Borrower shall pay to the Agent, for the accounts of to the Banks (each, a "New Issuance Prepayment"), within ten (10) days after the completion by the Borrower of any issuance of
          (i) Indebtedness permitted pursuant to Section 11.1(i) hereof or (ii) equity securities of the Borrower or any of its Subsidiaries, including, without limitation, any issuance of warrants, options or subscription rights (other than issuances of common stock to employees of the Borrower), permitted pursuant to Section 11.13 hereof, an amount equal to fifty percent 50% of the Net Proceeds received by the Borrower in connection with any such issuance; provided, however, that no such New Issuance Prepayment shall be required with respect to any such issuance if the ratio of (a) Consolidated Total Funded Debt during the period of four consecutive fiscal quarters ending with the fiscal quarter most recently ended prior to such issuance for which the Borrower has delivered financial statements in accordance with Section 9.4.1 or Section 10.4 to (b) Consolidated EBITDA for such period is less than 2.50:1.00.
Excess Cash Flow Prepayment. The Borrower shall pay to the Administrative Agent, for the accounts of the Banks (each, an "Excess Cash Flow Prepayment"), annually in arrears within ninety

          (90) days after the end of each fiscal year of the Borrower (or, if earlier, upon delivery of the annual financial statements pursuant to
          Section 10.4(a) hereof), an amount equal to fifty percent (50%) of the Consolidated Excess Cash Flow, if any, for such immediately preceding fiscal year; provided however, that no such Excess Cash Flow Prepayment shall be required with respect to such fiscal year if the ratio of (a) Consolidated Total Funded Debt during such fiscal year to
          (b) Consolidated EBITDA for such fiscal year is less than 2.50:1.00.

     Applications of Mandatory Prepayments.  Each Asset Disposition Prepayment,
          New Issuance Prepayment or Excess Cash Flow Prepayment (collectively, "Mandatory Prepayments") received by the Administrative Agent shall be applied to the Obligations and to reduce the Commitments as follows:

                (i) first, to prepay ratably the remaining scheduled installments of principal due on the Term Loan, plus all accrued and unpaid interest thereon;

                (ii) second, to apply such remainder as follows:

                     (A) first, to pay all amounts then due and payable under this Credit Agreement;

                     (B) second, to prepay the Swing Line Loans, plus all accrued and unpaid interest thereon;

                     (C) third, to prepay the Revolving Credit Loans which are Base Rate Loans, plus all accrued and unpaid interest thereon;

                     (D) fourth, to prepay the Revolving Credit Loans which are Eurodollar Rate Loans, plus all accrued and unpaid interest thereon;

                     (E) fifth, to repurchase Consigned Precious Metal for application to Consignment Base Rate Amounts, plus all accrued and unpaid Consignment Fees thereon;

                     (F) sixth, to repurchase Consigned Precious Metal for application to Consignment Fixed Rate Amounts, plus all accrued and unpaid Consignment Fees thereon;

                     (G) seventh, to cash collateralize all Reimbursement Obligations; and

                     (H) eighth, to the Borrower's Operating Accounts. Repayments of Loans and Repurchases of Consigned Precious Metals Prior
to Event of Default.

               (a) Prior to the occurrence of an Event of Default as to which the account officers of the Agents active upon the Borrower's account have actual knowledge, (i) all funds and cash proceeds in the form of money, checks and like items received in the BKB Concentration Accounts as contemplated by Section 10.14 shall be credited, on the same Business Day on which the Administrative Agent determines that good collected funds have been received, and, prior to the receipt of good collected funds, on a provisional basis until final receipt of good collected funds, to the Obligations or to the Operating Accounts as contemplated by Section 7.9(c), (ii) all funds and cash proceeds in the form of a wire transfer received in the BKB Concentration Accounts as contemplated by Section 10.14 shall be credited on the same Business Day as the Administrative Agent's receipt of such amounts (or on such later date as the Administrative Agent determines that good collected funds have been received), to the Obligations or to the Operating Accounts as contemplated by Section 7.9(c), and (iii) all funds and cash proceeds in the form of an automated clearing house transfer received in the BKB Concentration Accounts as contemplated by

          Section 10.14 shall be credited on the next Business Day following the Administrative Agent's receipt of such amounts (or on such later date as the Administrative Agent determines that good collected funds have been received), to the Obligations or to the Operating Accounts as contemplated by Section 7.9(c). For purposes of the foregoing provisions of this Section 7.9(a), the Administrative Agent shall not be deemed to have received any such cash proceeds on any day unless received by the Administrative Agent before 2:30 p.m. (Boston time) on such day. The Borrower further acknowledges and agrees that any such provisional credit or credit in respect of wire transfers shall be subject to reversal if final collection in good funds of the related item is not received by the Administrative Agent in accordance with the Administrative Agent's customary procedures and practices for collecting provisional or wire transfer items.

               (b) If at any time (i) the Outstanding Facility Amounts exceed the Borrowing Base or (ii) the Fair Market Value of Consigned Precious Metal exceeds the Consignment Advance Rate Percentage multiplied by the Fair Market Value of the sum of (A) Consigned Precious Metal plus
          (B) Borrower's Precious Metal, the Borrower shall immediately pay the amount of such excess to the Agents for the respective accounts of the Banks for application prior to the occurrence of an Event of Default in accordance with Section 7.9(c)(i) and (ii), respectively.

               (c) Prior to the occurrence of an Event of Default of which the account officers of the Agents active on the Borrower's account have knowledge, (i) all funds transferred to the BKB Concentration Accounts and any amounts required to be repaid pursuant to Section 7.9(b)(i) shall be applied to the Obligations as follows:

                   (A) first, to pay amounts then due and payable under this Credit Agreement;

                   (B)    second, to reduce Swing Loans;

                   (C) third, to reduce Revolving Credit Loans which are Base Rate Loans;

                   (D) fourth, to reduce Revolving Credit Loans which are Eurodollar Rate Loans;

                   (E) fifth, to repurchase Consigned Precious Metal for application to Consignment Base Rate Amounts, plus all accrued and unpaid Consignment Fees thereon;

                   (F) sixth, to repurchase Consigned Precious Metal for application to Consignment Fixed Rate Amounts, plus all accrued and unpaid Consignment Fees thereon;

                   (G) seventh, but only in the case of a required repayment pursuant to Section 7.9(b)(i), to cash collateralize all Reimbursement Obligations; and

                   (H)     eighth, to the Borrower's Operating Accounts; and

          (ii) any amounts required to be repaid pursuant to Section 7.9(b)(ii) shall be applied to the Obligations as follows:

                   (A) first, to repurchase Consigned Precious Metal for application to Consignment Base Rate Amounts, plus all accrued and unpaid Consignment Fees thereon;

                   (B) second, to repurchase Consigned Precious Metal for application to Consignment Fixed Rate Amounts, plus all accrued and unpaid Consignment Fees thereon; and

                   (C)    third, to the Borrower's Operating Accounts.

          All prepayments of Eurodollar Rate Loans or Consignment Fixed Rate Amounts prior to the end of an Interest Period shall obligate the Borrower to pay any breakage costs associated with such Eurodollar Rate Loans or Consignment Fixed Rate Amounts in accordance with
          Section 7.20 hereof. Prior to the occurrence of an Event of Default, the Borrower may elect to avoid such breakage costs by providing to the Administrative Agent cash in an amount sufficient to cash collateralize such Eurodollar Rate Loans or Consignment Fixed Rate Amounts, but in no event shall the Borrower be deemed to have paid such Eurodollar Rate Loans or Consignment Fixed Rate Amounts until such cash has been paid to the Administrative Agent for application to such Eurodollar Rate Loans or Consignment Fixed Rate Amounts. The Agents may elect to cause such cash collateral to be deposited into either (A) a cash collateral account pursuant to the terms of a Cash Collateral Agreement entered into by the Borrower and the Collateral Agent at the time of such deposit and such other documents or filings at the time requested by the Collateral Agent in connection with such deposit or (B) the Borrower's Operating Accounts. All prepayments of the Loans (other than Swing Line Loans) pursuant to this Section 7.9(c) shall be allocated among the Banks making such Loans, in proportion, as nearly as practicable, to the respective unpaid principal amount of such Loans outstanding, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

     Repayments of Loans and Repurchases of Consigned Precious Metals and Distribution of Collateral Proceeds After Event of Default. In the event that following the occurrence and during the continuance of an Event of Default, the Collateral Agent, any other Agent or any Bank, as the case may be, receives any monies, whether pursuant to Section 6.4(c), Section 10.14 or Section 15.4 or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows (the Borrower hereby authorizing and consenting to such application):

               (a) First, to the payment of, or (as the case may be) the reimbursement of the Agents for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agents in connection with the collection of such monies by the Agents, for the exercise, protection or enforcement by the Collateral Agent of all or any of the rights, remedies, powers and privileges of the Collateral Agent, for the benefit of the Agents and the Banks, under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agents against any taxes or liens which by law shall have, or may have, priority over the rights of the Agents to such monies;

               (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of (i) such Obligations shall be made pari passu among Obligations with respect to the Agents' fees payable pursuant to Section 7.12, Obligations arising out of the BKB Hedging Arrangements and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata, in accordance with their respective Commitment Percentages (increased, in the case of BKB, to reflect the amount of the BKB Hedging Arrangements); and provided, further, that the Agents may in their discretion make proper allowance to take into account any Obligations not then due and payable;

               (c) third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to each of the Banks and the Agents of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

               (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.
     Closing Fee. The Borrower agrees to pay to the Administrative Agent a closing fee according to the terms of a separate fee letter entered into on or prior to the Closing Date among the Borrower and the Agents.
     Administrative Agent's Fee. The Borrower shall pay to the Administrative Agent, for the Administrative Agent's own account, an Administrative Agent's fee according to the terms of a separate fee letter entered into on or prior to the Closing Date between the Borrower and the Administrative Agent.
     Funds for Payments.
     Payments to Administrative Agent. Each Redelivery and all payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees, Consignment Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the respective accounts of the Banks and the Administrative Agent, at the Administrative Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Administrative Agent may from time to time designate, in each case in immediately available funds in Dollars.
     No Offset, etc. All payments by the Borrower hereunder and under any o the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Banks or (as the case may be) the Agents, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agents to receive the same net amount which the Banks or the Agents would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agents certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.
     Computations. All computations of interest on the Loans and of commitment fees, Letter of Credit Fees, Consignment Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans and Consignment Fixed Rate Amounts, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans and Consigned Precious Metal as reflected on the Revolving Credit Note Records, the Term Note Records, the Swing Line Note Record and the other records maintained by the Agents and each Bank from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by any of the Agents or the Banks of such outstanding amount, such Agent or such Bank shall notify the Borrower to the contrary.
     Inability to Determine Eurodollar Rate or Consignment Fixed Rate. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan or Consignment Fixed Rate Amount, the Administrative Agent shall determine in good faith that adequate and reasonable methods do not exist for ascertaining (a) the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period or (b) the Eurodollar Rate or the Contango Rate that would otherwise determine the rate of interest to be applicable to any Consignment Fixed Rate Amount during any Interest Period, the

Administrative Agent shall forthwith give notice of such determination and the basis therefor (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (x) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans or Purchase and Consignment Request with respect to Consignment Fixed Rate Amounts shall be automatically withdrawn and, shall be deemed a request for Base Rate Loans or Consignment Base Rate Amounts, as applicable, (y) each Eurodollar Rate Loan or Consignment Fixed Rate Amount, as applicable, will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan or Consignment Base Rate Amount, as applicable and (z) the obligations of the Banks to make Eurodollar Rate Loans or Consignment Fixed Rate Amounts shall be suspended until such Administrative Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon such Administrative Agent shall so notify the Borrower and the Banks.
     Illegality of Eurodollar Rate Loans or Consignment Fixed Rate Amounts.

               (a) Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Administrative Agent, for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any reasonable costs incurred by such Bank in making any conversion in accordance with this

          Section 8.15, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

               (b) Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Consignment Fixed Rate Amounts, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (i) the commitment of such Bank to make Consignment Fixed Rate Amounts or convert Consigned Precious Metal into Consignment Fixed Rate Amounts shall forthwith be suspended, and
          (ii) such Bank's Consigned Precious Metal then outstanding as Consignment Fixed Rate Amounts, if any, shall be converted automatically to Consignment Base Rate Amounts on the last day of each Interest Period applicable to such Consignment Fixed Rate Amounts or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Administrative Agent, for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any reasonable costs incurred by such Bank in making any conversion in accordance with this Section 7.16, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Consignment Fixed Rate Amounts hereunder.
     Additional Costs, etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

               (a) subject any Bank or Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment, the Purchases and Consignments or the Loans (other than taxes based upon or measured by the income or profits of such Bank or Agent), or

               (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or Agent under this Credit Agreement or any of the other Loan Documents, or

               (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

               (d) impose on any Bank or Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, the Purchases and Consignments, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans, Purchases and Consignments or such Bank's Commitment forms a part, and the result of any of the foregoing is

                          (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans, any Purchase and Consignment or such Bank's Commitment or any Letter of Credit, or

                          (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Bank or Agent hereunder on account of such Bank's

                   Commitment, any Letter of Credit, any Purchase and Consignment or any of the Loans, or

                          (iii) to require such Bank or Agent to make any
                   payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) such Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or such Agent such additional amounts as will be sufficient to compensate such Bank or such Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.
     Capital Adequacy. If after the date hereof any Bank or Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or such Agent or any corporation controlling such Bank or such Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or such Agent's commitment with respect to any Loans or any Purchases and Consignments to a level below that which such Bank or such Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may
be) such Agent to be material, then such Bank or such Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate or the amount of Consignment Fees, as applicable, the Borrower agrees to pay such Bank or (as the case may be) such Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) such Agent of a certificate in accordance with
Section 7.19 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.
     Certificate. A certificate setting forth any additional amounts payable pursuant to Sections 7.17 or 7.18 and a brief explanation of such amounts which are due, submitted by any Bank or Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.
     Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of all or any portion of the Term Loan pursuant to Section 3.5), Conversion Request relating thereto in accordance with Sections 2.6, 3.6, 7.3 or 7.4, (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans; (iv) default by the Borrower in making a Purchase and Consignment, including a Purchase and Consignment as a Consignment Fixed Rate Amount, or a conversion after the Borrower has given (or is deemed to have given) a Purchase and Consignment Request or a conversion request relating thereto in accordance with Section 6.3 or Section 6.5 or (v) the making of any payment of a Consignment Fixed Rate Amount or the making of any conversion of any such Consignment Fixed Rate Amount to a Consignment Base Rate Amount on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Purchases and Consignments.
     Interest After Default. During the continuance of a Default or an Event of Default, (a) the principal of the Loans, whether or not due, the Fair Market Value of Consigned Precious Metal, whether or not due to be purchased or Redelivered by the Borrower in accordance with the requirements of Section 6.4, and (to the extent permitted by applicable law) interest on the Loans and Consignment Fees shall bear interest, compounded monthly and payable on demand, at a rate per annum equal to two percent (2%) above the rate of interest or, as the case may be, Consignment Fee rate otherwise applicable thereto pursuant to
Section 7.1 or, as the case may be, Section 6.2 until such amounts have been paid in full (after as well as before judgment), and (b) all other amounts payable hereunder or under any of the other Loan Documents shall bear interest at a rate per annum equal to two percent (2%) above the Base Rate until such amounts shall be paid in full (after as well as before judgment). Performance Adjustments. Based upon, and following receipt by the Banks of (a) beginning with the Borrower's financial statements as hereafter described for the fiscal quarter of the Borrower ending January 31, 1999, (i) with respect to the first three fiscal quarters of each fiscal year, the Borrower's quarterly unaudited consolidated financial statements pursuant to Section 10.4(b) and (ii) with respect to the last fiscal quarter of each fiscal year, the Borrowers' annual audited consolidated financial statements pursuant to Section 10.4(a), and (b) a certificate of the chief financial officer of the Borrower setting forth calculations of the financial information set forth below, (the Borrower also hereby agreeing to provide to the Agents, simultaneously with the delivery of such certificate, telephonic notice of any Performance Adjustments based upon such calculations), the Base Rate Applicable Margin, the Eurodollar Applicable Margin and the Commitment Fee Rate shall be subject to possible adjustment in accordance with the provisions of this paragraph (each such adjustment, a "Performance Adjustment"). Performance Adjustments shall be effective (the date of the effectiveness of any Performance Adjustment, a "Performance Adjustment Date") with respect to adjustments to the Base Rate Applicable Margin, the Eurodollar Applicable Margin and the Commitment Fee Rate, three (3) Business Days following receipt by the Agents of (y) (i) with respect to the first three fiscal quarters of each fiscal year, the Borrower's quarterly unaudited consolidated financial statements pursuant to Section 10.4(b) and (ii) with respect to the last fiscal quarter of each fiscal year, the Borrower's annual audited consolidated financial statements pursuant to Section 10.4(a), and (z) a certificate of the chief financial officer of the Borrower setting forth calculations of the financial information set forth below (the Borrower also hereby agreeing to provide to the Agents, simultaneously with the delivery of such certificate, telephonic notice of any Performance Adjustments based upon such calculations). The Eurodollar Applicable Margin, the Base Rate Applicable Margin and the Commitment Fee Rate with respect to any period following any Performance Adjustment Date until the next succeeding Performance Adjustment Date shall be as set forth in the table below on the line furthest down in such table with respect to which the Borrower's ratio of (A) Consolidated Total Funded Debt during the period of four consecutive fiscal quarters most recently ended prior to such possible Performance Adjustment Date to (B) Consolidated EBITDA for such period, shall be less than the ratio set forth on such line in such table:

---------------------------------------------------------------------------------------------------------------
                                                              BASE RATE
                                                          APPLICABLE MARGIN
                         EURODOLLAR                         FOR REVOLVING
                      APPLICABLE MARGIN    EURODOLLAR     CREDIT LOANS AND      BASE RATE
  RATIO OF TOTAL        FOR REVOLVING      APPLICABLE     SWING LINE LOANS     APPLICABLE
  FUNDED DEBT TO        CREDIT LOANS       MARGIN FOR                          MARGIN FOR     COMMITMENT FEE
      EBITDA                                TERM LOAN                           TERM LOAN          RATE
---------------------------------------------------------------------------------------------------------------
   3.25:1.00 or            2.500%            3.000%             0.50%             1.00%           0.500%
      greater
---------------------------------------------------------------------------------------------------------------
     less than             2.250%            2.750%             0.25%             0.75%           0.500%
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

   3.25:1.00 but
  greater than or
equal to 3:00:1.00
---------------------------------------------------------------------------------------------------------------
     less than             2.000%            2.500%             0.00%             0.50%           0.500%
   3.00:1.00 but
  greater than or
equal to 2.75:1.00
---------------------------------------------------------------------------------------------------------------
     less than             1.625%            2.125%             0.00%             0.50%           0.375%
   2.75:1.00 but
  greater than or
equal to 2.50:1.00
---------------------------------------------------------------------------------------------------------------
     less than             1.500%            2.000%             0.00%             0.50%           0.375%
   2.50:1.00 but
  greater than or
equal to 2.25:1.00
---------------------------------------------------------------------------------------------------------------
     less than             1.375%            1.875%             0.00%             0.50%           0.250%
   2.25:1.00 but
  greater than or
equal to 2.00:1.00
---------------------------------------------------------------------------------------------------------------
     less than             1.250%            1.750%             0.00%             0.50%           0.250%
   2.00:1.00 but
  greater than or
equal to 1.50:1.00
 or the Term Loan
remains outstanding
---------------------------------------------------------------------------------------------------------------
     less than             1.000%              N/A              0.00%              N/A            0.250%
 1.50:1.00 and the
 Term Loan paid in
       full
---------------------------------------------------------------------------------------------------------------

Notwithstanding any provision to the contrary contained in this Credit Agreement, in the event that the Borrower's ratio of Consolidated Total Funded Debt during the period of four consecutive fiscal quarters ended October 31, 1998 to Consolidated EBITDA for such period is greater than 2:50:1.00, the Agents reserve the right, in their sole and absolute discretion, to immediately or at any time thereafter increase the Base Rate Applicable Margin and the Eurodollar Applicable Margin; provided, however, that in no event shall such increase result in the Base Rate Applicable Margin and the Eurodollar Applicable Margin being greater than their respective levels set forth in the table above where such ratio is greater than 3.25:1.00.
     COLLATERAL SECURITY.

     The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.
     REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Banks and the Agents as follows:

     Corporate Authority.
     Incorporation; Good Standing. Each of the Borrower and its Subsidiaries
          (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.
     Authorization. The execution, delivery and performance of this Credit
          Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.
     Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. To the actual knowledge of the Borrower, the execution and delivery of each of the Acquisition Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     Governmental Approvals. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents and Acquisition Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.
     Title to Properties; Leases. Except as indicated on Schedule 9.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date, including, without limitation, all of the assets acquired pursuant to the Acquisition (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.
     Financial Statements and Projections.
     Financial Statements. There has been furnished to each of the Banks (a) a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Coopers & Lybrand LLP, and (b) a pro-forma consolidated balance sheet of the Borrower and its Subsidiaries as at the Closing Date. Such balance sheets and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheets and the notes related thereto.

     The Acquisition. The information provided to the Banks respecting C&C
          Jeweler, the Acquisition
          and the business and financial implications of the Acquisition is accurate and complete in all material respects.
     Projections. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1998 to 2002 fiscal years, copies of which have been delivered to each Bank, are based on a variety of assumptions with respect to general economic, financial and market conditions used in formulating such projections which are believed by the Borrower to be reasonable as of the date of such projections but that are inherently subject to significant economic and competitive uncertainties, all of which are difficult to predict and many of which are beyond the control of the Borrower. To the knowledge of the Borrower or any of its Subsidiaries, as of the Closing Date no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.
     No Material Changes, etc.; Solvency.
     No Material Changes, etc. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or any of its Subsidiaries. Since the Balance Sheet Date, the Borrower has not made any Distribution.
     Solvency. Both before and after giving effect to the transactions contemplated by this Credit Agreement, the other Loan Documents and the Acquisition Documents, the Borrower and its Subsidiaries on a consolidated basis are Solvent.

          As used herein, "Solvent" shall mean that the Borrower and its Subsidiaries (i) have assets having a fair value in excess of their liabilities, (ii) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (iii) have, and expect to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.
     Franchises, Patents, Copyrights, etc. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others
     Litigation. Except as set forth in Schedule 9.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, reasonably be expected to materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement, any of the other Loan Documents, any of the Acquisition Documents or might impair or prevent any action taken or to be taken pursuant hereto or thereto.
     No Materially Adverse Contracts, etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or any of its Subsidiaries.
     Compliance with Other Instruments, Laws, etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its Subsidiaries.
     Tax Status. The Borrower and its Subsidiaries (a) have made or filed all federal and state income and sales and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject,
(b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.
     No Event of Default. No Default or Event of Default has occurred and is continuing.
     Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     Absence of Financing Statements, etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.
     Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Collateral Agent's security interest in the Collateral. The Collateral and the Collateral Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.
     Certain Transactions. Except as set forth on Schedule 9.15 hereto and except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
     Employee Benefit Plans.

     In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrower has heretofore delivered to the Agents the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.
     Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or
          Section 3(2)(B) of ERISA, no benefits are payable to employees (or their dependents) after termination of employment (except as required by Title I, Part 6 of ERISA). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.
     Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $500,000.00.
     Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under
          Section 4041A of ERISA.
     Regulations U and X. The proceeds of the Loans and the Purchases and Consignments shall be used to refinance the existing Indebtedness of the Borrower under the Original Credit Agreement and to finance the Acquisition and for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes. No portion of any Loan or proceeds from any Purchase and Consignment is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.
     Environmental Compliance. The Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

               (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act

          ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would reasonably be expected to have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries;

               (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
          Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

               (c) except as set forth on Schedule 9.18 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

               (d) None of the Borrower and its Subsidiaries or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.
     Subsidiaries, etc. Except as set forth on Schedule 9.19 hereto, the Borrower has no Subsidiaries. Except as set forth on Schedule 9.19 hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.
     Bank Accounts. Schedule 9.20 (as such may be amended from time to time in accordance with Section 11.9 hereof) sets forth the account numbers and location of all bank accounts of the Borrower or any of its Subsidiaries.
     Acquisition Documents. The Borrower has heretofore furnished to the Agents true, complete and correct copies of the Acquisition Documents (including schedules, exhibits and annexes thereto). Except as set forth on Schedule 9.21 hereto, the Acquisition Documents have not subsequently been amended, supplemented, or modified and constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby. The representations and warranties of the Borrower contained in the Acquisition Documents were true and correct in all material respects when made or deemed to be made, and the Agents may rely on such representations and warranties as if they were incorporated herein on the Closing Date. The requirements of Section
13.16 have been satisfied as of the Closing Date.

     Y2K Plan. The Borrower has: (a) developed and delivered to the Agents a comprehensive plan (the "Y2K Plan") for insuring that the software and hardware systems of the Borrower and its Subsidiaries which impact or affect in any way the their respective business operations will be Year 2000 Compliant and Ready; and (b) met the Y2K Plan milestones such that all hardware and software systems of the Borrower and its Subsidiaries will be Year 2000 Compliant and Ready in accordance with the Y2K Plan; except to the extent that its failure to do so would not reasonably be expected to have a material adverse effect on the business, operations, assets or financial condition of the Borrower or any of its Subsidiaries.
   AFFIRMATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan, Reimbursement Obligation, Letter of Credit, amount of Consigned Precious Metal or Note is outstanding or any Bank has any obligation to make any Loans, any Gold Fronting Bank has any obligation to make any Purchases and Consignments or the Administrative Agent has any obligation to issue, extend or renew any Letters of
Credit:
     Punctual Payment. The Borrower will duly and punctually pay, purchase or Redeliver, or cause to be paid, purchased or Redelivered, the principal and interest on the Loans, all Consigned Precious Metal, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Consignment Fees, the Agents' fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.
     Maintenance of Office. The Borrower will maintain its chief executive office in Chicago, Illinois, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agents, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.
     Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves in accordance with generally accepted accounting principles.

     Financial Statements, Certificates and Information. The Borrower will deliver to each of the Banks:

               (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Coopers & Lybrand LLP or by another "big six" certified public accounting firm or by other independent certified public accountants satisfactory to the Agents, together with
          (i) a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default and (ii) a certificate containing a reconciliation of the amount of Capital Expenditures reflected in the annual financial statements to the amount paid in cash for Capital Expenditures, as contemplated by, and used in, clause (b)(ii) of the definition of "Consolidated Excess Cash Flow";

               (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

               (c) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of the Borrower, unaudited monthly consolidated financial statements of the Borrower and its Subsidiaries for such month and unaudited monthly consolidating financial statements of the Borrower and its Subsidiaries for such month, each prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer, or the Vice President of Finance, of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Borrower and its Subsidiaries on the date thereof (subject to quarterly and year-end adjustments);

               (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit J hereto, setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 12 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date and stating that nothing has come to such officer's attention to cause such officer to believe that the Y2K Plan milestones have not been met in a manner such that the hardware and software systems of the Borrower and its Subsidiaries will not be Year 2000 Compliant and Ready in accordance with the Y2K Plan;

               (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

               (f) within ten (10) Business Days after the end of each calendar month or at such earlier time as the Agents may reasonably request (i) a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Agents, (ii) a Consigned Precious Metal Report setting forth (1) the amount of Consigned Precious Metal and Borrower's Precious Metal as of the end of such calendar month or other date so requested by the Agents, and
          (2) a calculation of the Consignment Advance Rate Percentage multiplied by the Fair Market Value of the sum of (y) Borrower's Precious Metal plus (z) Consigned Precious Metal as of the end of such calendar month or other date so requested by the Agents, and (iii) a Monthly Inventory Report, in each case together with supporting schedules and documentation, with each such Borrowing Base Report and Consigned Precious Metal Report to be accompanied by a certification by the Vice President of Finance or the principal financial or accounting officer of the Borrower that the information contained therein is true and accurate in all respects;

               (g) within thirty (30) days after the end of each calendar month, an accounts payable aging report;

               (h) on or prior to April 30 of each calendar year, projections of the Borrower and its Subsidiaries updating those projections delivered to the Banks and referred to in Section 10.4.2 or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section 11.4(h);

               (i) within thirty (30) days of the end of each fiscal quarter, a report setting forth in reasonable detail all Capital Expenditures that each of the Borrower and its Subsidiaries has become legally obligated to make, including, without limitation, in respect of new leases, purchase contracts and construction contracts entered into in connection with new or existing retail stores or distribution centers, during the next twelve (12)-month period;

               (j) prior to the opening by the Borrower of any new retail store or distribution center at which Eligible Inventory is to be located, a supplement to Schedule 2 hereto in the form of Exhibit K hereto, listing any additions or deletions to the list of retail stores and distribution centers of the Borrower and its Subsidiaries located in the United States, which supplement, together with Schedule 2 hereto and any prior supplements, shall be deemed to constitute Schedule 2 for all purposes of this Credit Agreement;

               (k) within forty-five (45) days after the completion of each of the Borrower's semi-annual central warehouse inventory counts (which inventory counts may be observed by the Agents or by an independent party acceptable to the Agents) (i) a report with respect to the results of such inventory count and (ii) a report with respect to the results of the Borrower's inventory counts with respect to its retail store locations conducted since the last such report delivered to the Agents and the Banks, each in form and detail satisfactory to the Agents and the Banks; and

               (l) from time to time such other financial data and information (including accountants, management letters) as any Agent or any Bank may reasonably request.

     Notices.
     Defaults. The Borrower will promptly notify each of the Agents and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to each of the Agents and each of the Banks, describing the notice or action and the nature of the claimed default.
     Environmental Events. The Borrower will promptly give notice to each of the Agents and each of the Banks (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries, or the Collateral Agent's mortgages, deeds of trust or security interests pursuant to the Security Documents.
     Notification of Claim against Collateral. The Borrower will, immediately upon becoming aware thereof, notify each of the Agents and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Collateral Agent's rights with respect to the Collateral, are subject. The Borrower will, immediately upon becoming aware thereof, notify each of the Agents and each of the Banks in writing of any proposed sale or transfer of any Permitted Inventory Location by the owner thereof.
     Notice of Litigation and Judgments. The Borrower will, and will cause each of its Subsidiaries to, give notice to each of the Agents and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to each of the Agents and each of the Banks, in writing, in form and detail satisfactory to the Agents, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $500,000.00.
     Corporate Existence; Maintenance of Properties.

               (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company.

               (b) The Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them; provided that nothing in this Section 10.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.
     Insurance.

               (a) The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreement.

               (b) Contemporaneously with the execution of this Credit Agreement, and within fifteen (15) days of any date when any additional or replacement insurance coverage is obtained, the Borrower shall, and will cause each of its Subsidiaries to, deliver to the Agents true copies of certificates of insurance with respect to such additional insurance or replacement policies and, upon request and to the extent not previously delivered to the Agents, copies of the original insurance policies evidencing such additional or replacement insurance, which certificates and policies (i) in the case of property and casualty policies, shall contain an endorsement or rider naming the Collateral Agent, for the benefit of the Agents and the Banks, as a mortgagee, loss payee and additional insured, and (ii) in the case of liability policies, shall contain an endorsement or rider naming the Collateral Agent, for the benefit of the Agents and the Banks, as an additional insured, with each such policy providing that such insurance shall not be canceled or amended without thirty (30) days prior written notice to the Collateral Agent.
     Taxes. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.
     Inspection of Properties and Books, etc.
     General. The Borrower shall permit the Banks, through the Agents or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, and to conduct examinations and verifications of the components of the Borrowing Base, the other assets of the Borrower and its Subsidiaries and all systems and procedures of the Borrower and its Subsidiaries, including those relating to cash management and those relating to gold tracking and valuation, all at such reasonable times and intervals as either of the Agents or any Bank may reasonably request.
     Inventory Appraisals. No more frequently than once each calendar year, or more frequently as determined by the Agents if an Event of Default shall have occurred and be continuing, upon the request of the Agents, the Borrower will obtain and deliver to the Agents a report of an independent collateral auditor or appraiser satisfactory to the Agents (which may be affiliated with one of the Banks) with respect to the inventory components included in the Borrowing Base and the amounts of Borrower's Precious Metal and Consigned Precious Metal held by the Borrower, which report shall indicate (a) whether or not the information set forth in the Borrowing Base Report and the Consigned Precious Metal Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the inventory (including verification as to the value, location and respective types) or (b) in the case of an appraisal report by a collateral appraiser, shall state the then current fair market value, orderly liquidation and forced liquidation values of all or any portion of the inventory owned by the Borrower and its Subsidiaries and of the Borrower's Precious Metal and Consigned Precious Metal.
     Appraisals. If an Event of Default shall have occurred and be continuing, upon the request of the Agents, the Borrower will obtain and deliver to the Agents appraisal reports in form and substance and from appraisers satisfactory to the Agents, stating (i) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrower or any of its Subsidiaries and (ii) the then current business value of each of the Borrower and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower.
     Communications with Accountants. The Borrower authorizes the Agents and, if accompanied by the Agents, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agents and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Agents, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 10.9.4
     Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a materially adverse effect either individually or in the aggregate upon the business, assets or financial condition of the Borrower or any of its Subsidiaries, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound, except where the failure to so comply would not reasonably be expected to have a materially adverse effect either individually or in the aggregate upon the business, assets or financial condition of the Borrower or any of its Subsidiaries, and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents or any of the Acquisition Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agents and the Banks with evidence thereof.
     Employee Benefit Plans. The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Agents, furnish to each of the Agents a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to each of the Agents any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4066 and 4068 of ERISA, or in
respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.
     Use of Proceeds. The Borrower will use the proceeds of the Loans and the Purchases and Consignments solely for refinancing the existing Indebtedness of the Borrower under the Original Credit Agreement, for financing the Acquisition and for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.
     Additional Mortgaged Property. If, after the Closing Date, the Borrower or any of its Subsidiaries acquires or leases for a term in excess of five (5) years real estate used as a manufacturing or warehouse facility, the Borrower shall notify the Agents promptly thereof, and upon the request of the Lenders, the Borrower shall, or shall cause such Subsidiary to, forthwith deliver to the Collateral Agent a fully executed mortgage or deed of trust over such real estate, in form and substance satisfactory to the Agents, together with title insurance policies, surveys, evidences of insurances with the Collateral Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate as shall be reasonably satisfactory to the Agents. The Borrower further agrees that, following the taking of such actions with respect to such real estate, the Collateral Agent shall have for the benefit of the Banks and the Agents a valid and enforceable first priority mortgage or deed of trust over such real estate, free and clear of all defects and encumbrances except for Permitted Liens.
     Bank Accounts.

               (a) On or prior to the Closing Date, the Borrower will, and will cause each of its Subsidiaries to, (i) establish depository accounts (the "BKB Concentration Accounts") under the control of the Administrative Agent for the benefit of the Banks and the Agents, in the name of the Borrower, (ii) direct all depository institutions with Store Accounts to cause all funds in excess of $1,000 held in each such Store Account to be transferred no less frequently than twice each week, and in any event within one Business Day following any day during which the Borrower has knowledge that the amounts in any such Store Account are in excess $10,000, to, and only to Concentration Banks, (iii) direct all Concentration Banks (other than BKB) to cause all funds of the Borrower and its Subsidiaries held in such Concentration Banks to be transferred daily to, and only to, the BKB Concentration Account or such other location as the Administrative Agent shall designate, (iv) cause all proceeds of Accounts Receivable of the Borrower to be deposited only into depository accounts with financial institutions which have entered into Agency Account Agreements, and (v) except for amounts in any Store Account which are less than $1,000, at all times ensure that, within five (5) days following the Borrower's or any of its Subsidiaries' receipt of any cash or cash equivalents or any other proceeds of Collateral, all such amounts shall have been deposited in the BKB Concentration Accounts.

               (b) The Borrower will, and will cause each of its Subsidiaries to, use its best efforts to obtain Agency Account Agreements (whereby such depository institution shall, among other things, waive any right to set-off, other than for service charges and returns incurred in connection therewith) from each depository institution at which a Store Account is located.

               (c) The Borrower hereby agrees that all amounts belonging to the Borrower and received by the Administrative Agent in the BKB Concentration Account will be the sole and exclusive property of the Collateral Agent, for the accounts of the Banks and the Agents, to be applied in accordance with (i) Section 7.9(c) prior to the occurrence of an Event of Default, and (ii) Section 7.10 after the occurrence and during the continuance of a Default or an Event of Default.
     Inventory Restrictions. The Borrower shall cause, and shall cause each of its Subsidiaries to cause, Consigned Precious Metal and all Eligible Inventory to be located at all times solely at Permitted Inventory Locations, and to be sold or otherwise disposed of in the ordinary course of the Borrower's or such Subsidiary's business, consistent with past practices or as required pursuant to the terms of this Credit Agreement.
     Private Label Credit Card Program. The Borrower will maintain in effect at all times credit programs provided by Persons other than the Borrower and its Subsidiaries which (a) are non-recourse to the Borrower and its Subsidiaries and
(b) during any period of four consecutive fiscal quarters of the Borrower, are used to finance not less than twenty percent (20%) of the Borrower's gross sales during such period of four consecutive fiscal quarters.
     Y2K Plan. The Borrower will, and will cause each of its Subsidiaries to, meet all Y2K Plan milestones such that all hardware and software systems of the Borrower and its Subsidiaries will be Year 2000 Compliant and Ready in accordance with the Y2K Plan; except to the extent that its failure to do so would not reasonably be expected to have a material adverse effect on the business, operations, assets or financial condition of the Borrower or any of its Subsidiaries.
     Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agents and execute such further instruments and documents as any of the Banks or the Agents shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.
     New Subsidiaries. The Borrower shall, immediately upon any Investment in a new Subsidiary permitted by Section 11.3(f) hereof, pledge to the Collateral Agent, for the benefit of the Banks and the Agents, the capital stock of each new Subsidiary in which the Borrower invests pursuant to a stock pledge agreement in form and substance satisfactory to the Agents and the Banks, and such new Subsidiary shall grant to the Collateral Agent a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of its personal property assets (with such exceptions are as acceptable to the Majority Banks) pursuant to an instrument of adherence to the Security Agreement in form and substance satisfactory to the Agents and the Banks. In addition, the Borrower shall immediately upon such Investment, revise Schedule 9.19 hereto to reflect the acquisition of each new Subsidiary. Each new Subsidiary in which the Borrower invests shall, immediately upon such Investment, execute and deliver to the Collateral Agent, for the benefit of the Banks and the Agents, a guaranty of the payment and performance of all of the Obligations, in form and substance satisfactory to the Agents and the Banks, together with acceptable security documents including without limitation, the aforementioned instrument of adherence to the Security Agreement, legal opinions, and other documents and instruments necessary to demonstrate the due authorization, execution and delivery by such new Subsidiary of such guaranty and such security documents and to perfect the Collateral Agent's security interest in all of such new Subsidiary's assets, including (a) the resolutions of the Board of Directors or equivalent body of such new Subsidiary and the charter and by-laws (or the equivalent thereof) of such new Subsidiary, certified by an officer of such new Subsidiary, (b) a good standing certificate of such new Subsidiary in its jurisdiction of incorporation, (c) a certificate of the Secretary or an Assistant Secretary of such new Subsidiary certifying the names and true signatures of the officers of such new Subsidiary authorized to sign such guaranty and such security documents, (d) UCC-1 financing statements, and (e) such other documents as the Collateral Agent may reasonably request. Upon delivery of the aforementioned documents, such new Subsidiary shall become a guarantor of the Obligations hereunder and, except as otherwise agreed to by the Majority Banks, shall comply with and be bound by all of the terms and conditions of the Loan Documents as a Subsidiary of the Borrower thereunder, and the Borrower shall cause such new Subsidiary to take all actions which it would have been required to make or take had it been a Subsidiary of the Borrower on the Closing Date, including making all representations and warranties as a guarantor under each of the Loan Documents.
     Landlord Waivers. The Borrower shall exercise commercially reasonable efforts to obtain Landlord Waivers with respect to all Permitted Inventory Locations that are subject to Specified Leases, including, without limitation, in connection with leases extended, renegotiated or entered into after the Closing Date.
     CERTAIN NEGATIVE COVENANTS OF THE BORROWER.
     The Borrower covenants and agrees that, so long as any Loan, Reimbursement Obligation, Letter of Credit, amount of Consigned Precious Metal or Note is outstanding or any Bank has any obligation to make any Loans, any Gold Fronting Bank has any obligation to make any Purchases and Consignments or the Administrative Agent has any obligation to issue, extend or renew any Letters of
Credit:
     Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness to the Banks and the Agents arising under any of the Loan Documents;

          (b) current liabilities of the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 10.8;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

               (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

               (f) Indebtedness existing on the date hereof and listed and described on Schedule 11.1 hereto;

               (g) Indebtedness owed by the Borrower or any of its Subsidiaries to trade vendors, in the amount of the cost to the Borrower or such Subsidiary of inventory held on consignment from such trade vendors; and


               (h) Indebtedness of the Borrower and its Subsidiaries other than that permitted elsewhere in this Section 11.1 in an aggregate principal amount not to exceed $2,000,000 at any time outstanding; provided that (i) the Net Proceeds from such Indebtedness are applied in accordance with Section 7.8 hereof and (ii) no Default or Event of Default has occurred and is continuing at the time such Indebtedness is incurred and none would exist after giving effect thereto;

provided, however, the Borrower will not, and will not permit any of its Subsidiaries to, engage in any form of "off balance sheet" financing, including, without limitation, the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any synthetic lease referred to in clause (vi) of the above definition of the term "Indebtedness "
     Restrictions on Liens. The Borrower will not, and will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of

Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

               (a) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

               (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

               (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

               (d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 11.1(d);

               (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

               (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

               (g) liens existing on the date hereof and listed on Schedule 11.2 hereto;

               (h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness in an amount permitted by
          Section 11.1(h), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

               (i) liens in favor of the Collateral Agent, for the benefit of the Banks and the Agents, under the Loan Documents; and

               (j) liens on inventory and proceeds thereof (up to the cost thereof to the Borrower or such Subsidiary) held on consignment from trade vendors securing obligations to return or pay the purchase price of such inventory.

     Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

               (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or such Subsidiary;

               (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

               (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

               (d) Investments existing on the date hereof and listed on
          Schedule 11.3 hereto and the Investment being made in effecting the Acquisition on the Closing Date;

               (e) Investments consisting of loans, advances or guaranties to or for the benefit of employees in the ordinary course of business not to exceed $250,000.00 in the aggregate at any time outstanding;

               (f) Investments by the Borrower in the assets of any other Person or in all of the stock of any other Person, provided that (i) the maximum aggregate amount of all such Investments made during any fiscal year shall not exceed the lesser of (A) $10,000,000, and (B) 10% of Consolidated Tangible Net Worth immediately prior to giving effect to any such Investment (the Borrower agreeing to deliver to the Agents a calculation of Consolidated Tangible Net Worth demonstrating satisfaction with the foregoing limitation prior to making any such Investment) plus the net cash proceeds received by the Borrower in any year from public offerings of the Borrower's stock, (ii) after giving effect to any such proposed Investment, in the case of any stock acquisition, the Borrower shall own 100% of the issued and outstanding capital stock of such other Person, (iii) immediately before each such proposed Investment and after giving effect thereto, there shall be no Default or Event of Default, (iv) any

          Investment which results in a change in control of the Person in which the Investment is made shall have been approved by the Board of Directors of such Person prior to the making of such Investment, and
          (v) the Borrower shall have complied in all respects with Section
          10.19 hereof;

               (g) Investments to the extent permitted under Section 11.4; and

               (h) Investments by the Borrower in acquiring Indebtedness arising under the Indentures in an aggregate principal amount not to exceed $750,000 for all such purchases;

provided, however, that, with the exception of demand deposits referred to in
Section 11.3(b) and loans and advances referred to in Section 11.3(e), such Investments will be considered Investments permitted by this Section 11.3 only if all actions have been taken to the satisfaction of the Agents to provide to the Collateral Agent, for the benefit of the Banks and the Agents, a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens.
     Distributions. The Borrower will not make any Distributions, except for repurchases of the Borrower's Class B common stock in an aggregate amount not to exceed $150,000 for all such repurchases and except that, after the payment in full of the Term Loan, the Borrower may use up to an aggregate of $2,500,000 to repurchase its own common stock, so long as no Default or Event of Default has occurred and is continuing.
     Merger, Consolidation; Disposition of Assets; Issuance of Equity
Securities.
     Mergers and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or the merger or consolidation of two or more Subsidiaries of the Borrower. The Borrower will not, and will not permit any of its Subsidiaries to, agree to or effect any asset acquisition or stock acquisition except (a) the acquisition of assets in the ordinary course of business consistent with past practices or
          (b) asset or stock acquisitions to the extent Investments in respect thereof are permitted under Section 11.3(f) hereof, provided that concurrently with any such stock acquisition, the Borrower shall also comply with Section 10.19 hereof.
     Disposition of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the disposition of (a) inventory in the ordinary course of business, consistent with past practices, (b) inventory, equipment, fixtures and leasehold interests of the Borrower in connection with the sale by the Borrower in the ordinary course of business of any retail store locations, (c) obsolete equipment in connection with the replacement thereof provided that such assets shall not have an aggregate value in excess of $750,000.00 for all such sales occurring in any fiscal year, (d) retail installment sales accounts so long as such sales (i) are without recourse to the Borrower, (ii) are for cash in an amount equal to not less than 80% of the amount of such accounts, (iii) are done within one month of the creation of such accounts, and (iv) are otherwise consistent with past practices of the Borrower, (e) other assets pursuant to sale transactions or sale and leaseback transactions provided that (i) the Borrower receives cash proceeds from such transactions equal to the fair market value of such assets, (ii) the Net Proceeds from such transactions are applied in accordance with Section 7.8 hereof and
          (iii) no Default or Event of Default has occurred and is continuing at the time any such transaction is consummated and none would exist after giving effect thereto, and (f)(i) the accounts receivable and certain fixtures acquired in the Acquisition and (ii) approximately ten (10) retail stores, and inventory therein, acquired in the Acquisition, the aggregate proceeds of which will be approximately $2,000,000.
     Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred except for sale and leaseback transactions permitted by Section 11.5(d) above.
     Compliance with Environmental Laws. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, where, in the case of any such violation described in this clause (e), such violation could reasonably be expected to have a materially adverse effect, either individually or in the aggregate, upon the business, assets or financial condition of the Borrower or any of its Subsidiaries.
     Employee Benefit Plans. Neither the Borrower nor any ERISA Affiliate will

               (a) engage in any non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could reasonably be expected to result in a material liability for the Borrower or any of its Subsidiaries; or

               (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

               (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could reasonably be expected to result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

               (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in Section 10.16.3.
     Bank Accounts. The Borrower will not, and will not permit any of its Subsidiaries to, (a) establish any bank accounts other than those listed on
Schedule 9.20 (as such may be amended from time to time to include those depository institutions acceptable to the Agents which have executed and delivered Agent Agency Account Agreements in the form of Exhibit A hereto) without the Agents' prior written consent, (b) violate directly or indirectly any bank agency or lock box agreement in favor of the Collateral Agent for the benefit of the Banks and the Agents with respect to such account.
     Consignment Transactions. Except pursuant to this Credit Agreement, the Borrower will not, nor will the Borrower permit or suffer any of its Subsidiaries to, enter into any consignment transactions, including consignments of Precious Metal; provided, that the Borrower or its Subsidiaries may enter into arrangements for consignments of inventory from vendors in the ordinary course of business, consistent with past practices.
     Transactions with Affiliates. Except for transactions which are described on Schedule 9.15 hereto, the Borrower will not, nor will the Borrower permit or suffer any of its Subsidiaries to, conduct any transactions among themselves or with any Affiliates of the Borrower, other than transactions in the ordinary course of the Borrower's or such Subsidiary's business, consistent with past practices, and upon terms not materially less favorable to such Borrower or Subsidiary than it could obtain in a comparable arm's-length transaction with a party other than the Borrower, such Subsidiary or such Affiliate.
     Subsidiaries. The Borrower will not create any Subsidiaries.
     Issuance of Equity Securities. The Borrower will not, and will not permit any of its Subsidiaries to, issue any equity securities, including, without limitation, any issuance of warrants, options or subscription rights, unless (i) the Borrower receives solely cash proceeds from each such issuance, (ii) the Net Proceeds from such issuance are applied in accordance with Section 7.8 hereof and (iii) no Default or Event of Default has occurred and is continuing at the time any such issuance is consummated and none would exist after giving effect thereto. FINANCIAL COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan, Reimbursement Obligation, Letter of Credit, amount of Consigned Precious Metal or Note is outstanding or any Bank has any obligation to make any Loans, any Gold Fronting Bank has any obligation to make any Purchases and Consignments or the Administrative Agent has any obligation to issue, extend or renew any Letters of
Credit:
     Total Funded Debt to EBITDA. The Borrower will not permit the ratio of Consolidated Total Funded Debt during any period of four consecutive fiscal quarters ending on any date during any period set forth in the table below to Consolidated EBITDA for such period to exceed the ratio set forth opposite such date in such table:

             ---------------------------------------------------

               Period                               Ratio
             ---------------------------------------------------
               1/31/98-10/31/98                     3.50:1.0
             ---------------------------------------------------
               1/31/99-10/31/00                     3.25:1.0
             ---------------------------------------------------
               1/31/01-10/31/01                     2.75:1.0
             ---------------------------------------------------
               1/31/02 and thereafter               2.50:1.0
             ---------------------------------------------------

     Capital Expenditures. The Borrower will not make, or permit any Subsidiary of the Borrower to make,

Capital Expenditures during any fiscal year set forth in the table below that exceed, in the aggregate, the amount set forth opposite such fiscal year in such table; provided, however, (a) that, if during any such fiscal year set forth below the amount of Capital Expenditures permitted for that fiscal year is not so utilized, a portion of such unutilized amount not to exceed $1,500,000 may be utilized in the next succeeding fiscal year set forth below but not in any subsequent fiscal year; provided further, that in no event shall the amount carried forward from any prior fiscal years ever exceed $1,500,000 for any such fiscal year set forth below and (b) in addition to the amounts set forth below, the Borrower may make additional Capital Expenditures during any fiscal year (including the amount of any Investments permitted by Section 11.3 which constitute Capital Expenditures and which are made with the net cash proceeds of any public offerings) solely to the extent of (i) the aggregate amount of net cash proceeds received by the Borrower during such fiscal year in connection with any public offering of its Common Stock minus (ii) the amount of any such net cash proceeds from any such public offerings which are used by the Borrower to make Mandatory Prepayments as required by and in accordance with Section 7.8 and to make Investments not constituting Capital Expenditures as permitted by
Section 11.3.


             ---------------------------------------------------
               Fiscal Year                           Amount
             ---------------------------------------------------
               2/1/98 - 1/31/99                      $19,500,000
             ---------------------------------------------------
               2/1/99 - 1/31/00                      $19,000,000
             ---------------------------------------------------
               2/1/00 - 1/31/01                      $21,000,000
             ---------------------------------------------------
               2/1/01 - 1/31/02                      $22,000,000
             ---------------------------------------------------
               2/1/02 - 1/31/03                      $23,000,000
             ---------------------------------------------------

     Debt Service Coverage. The Borrower will not permit the ratio of Consolidated Operating Cash Flow for any fiscal year set forth in the table below to Consolidated Total Debt Service for such period to exceed the ratio set forth opposite such period in such table:

             ---------------------------------------------------
               Fiscal Year                          Ratio
             ---------------------------------------------------
               2/1/98-1/31/99                       1.50:1.00
             ---------------------------------------------------
               2/1/99-1/31/00                       1.30:1.00
             ---------------------------------------------------

             ---------------------------------------------------
               2/1/00-1/31/01                       1.40:1.00
             ---------------------------------------------------
               2/1/01-1/31/02                       1.75:1.00
             ---------------------------------------------------
               2/1/02-1/31/03                       1.75:1.00
             ---------------------------------------------------
     Fixed Charge Coverage Ratio. The Borrower will not permit, for any period of four consecutive fiscal quarters, the ratio of (a) the sum of (i) Consolidated EBITDA for such period plus (ii) Consolidated Minimum Store Rent for such period to (b) the sum of (i) Consolidated Minimum Store Rent for such period plus (ii) Consolidated Cash Interest Expense for such period, to be less than 1.80:1.00.
     Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any period of four consecutive fiscal quarters ending during any period or on any date, as applicable, set forth in the table below to be less than the amount set forth opposite such period or date as applicable, in such table:

             ---------------------------------------------------
               Period or Date                        Amount
             ---------------------------------------------------
               1/31/99                               $24,500,000
             ---------------------------------------------------
               4/30/99                               $25,000,000
             ---------------------------------------------------
               7/31/99                               $27,000,000
             ---------------------------------------------------
               10/31/99                              $28,000,000
             ---------------------------------------------------
               1/31/00-4/30/00                       $31,500,000
             ---------------------------------------------------
               7/31/00                               $32,000,000
             ---------------------------------------------------
               10/31/00                              $32,500,000
             ---------------------------------------------------
               1/31/01-10/31/01                      $36,000,000
             ---------------------------------------------------
               1/31/02-10/31/02                      $42,000,000
             ---------------------------------------------------
               1/31/03 and thereafter                $48,500,000
             ---------------------------------------------------

     CLOSING CONDITIONS.

     The effectiveness of this Credit Agreement and the obligations of the Banks to make the initial Revolving Credit Loans and the Term Loan, of the Gold Fronting Banks to make the initial Purchases and Consignments and of the Administrative Agent to consider making any initial Swing Line Loans and to issue any initial

Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to September 30, 1998:
     Loan Documents, etc. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.
     Certified Copies of Charter Documents. Each of the Banks shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.
     Corporate, Action. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.
     Incumbency Certificate. Each of the Banks shall have received from the Borrower and each of its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower of such Subsidiary, each of the Loan Documents to which the Borrower or such Subsidiary is or is to become a party; (b) in the case of the Borrower, to make Loan Requests, Purchase and Consignment Requests, Conversion Requests and Consignment Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.
     Validity of Liens. The Security Documents shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agents to protect and preserve such security interests shall have been duly effected including, without limitation, all notices required to be filed under Section 9-114 or Section 9-312(3) of the Uniform Commercial Code in effect in the Commonwealth of Massachusetts or any then applicable jurisdiction. The Collateral Agent shall have received evidence thereof in form and substance satisfactory to the Agents and the Banks.
     Perfection Certificate and UCC Search Results. The Collateral Agent shall have received from the Borrower a completed and fully executed Perfection Certificate and the results of current UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agents and the Banks. The Agents shall have received and shall be satisfied with the form and substance of all consignment financing statements filed or to be filed on behalf of trade vendors as consignors.
     Certificates of Insurance. The Agents shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).
     BKB Concentration Accounts; Agency Account Agreements. The Borrower shall have established the BKB Concentration Accounts, and the Agents shall have received an Agency Account Agreement, in form and substance satisfactory to the Agents, from (a) each Concentration Bank (other than BKB) and (b) each other bank at which the Borrower maintains depository accounts into which proceeds of Accounts Receivable of the Borrower are deposited, in each case concerning the Collateral Agent's interest for the benefit of the Banks and the Agents, in the depository accounts maintained by the Borrower with such Concentration Banks or, as the case may be, such other banks.

     Borrowing Base Report; Consigned Precious Metal Report; Monthly Inventory Report. The Agents shall have received from the Borrower the initial Borrowing Base Report, the initial Consigned Precious Metal Report, and the initial Monthly Inventory Report, in each case prepared on the basis of the best available data (taking into account that the Acquisition is being consummated simultaneously with the closing of the transactions contemplated hereby), each dated as of the Closing Date.
     Accounts Payable Aging Report. The Agents shall have received from the Borrower the most recent accounts payable aging report of the Borrower dated as of a date which shall be no more than fifteen (15) days prior to the Closing Date and the Borrower shall have notified the Agents in writing on the Closing Date of any material deviation from the accounts payable values reflected in such accounts payable aging report and shall have provided the Agents with such supplementary documentation as the Agents may reasonably request.
     Opinion of Counsel. Each of the Banks and the Agents shall have received
(a) a favorable legal opinion addressed to the Banks and the Agents, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agents, from Sidley & Austin, counsel to the Borrower and its Subsidiaries and
(b) copies of each of all legal opinions delivered upon the consummation of the Acquisition by counsel to the respective parties to the Acquisition Documents, each in form and substance satisfactory to the Agents, and each accompanied by a reliance letter with respect thereto in favor of, or otherwise made the subject of proper reliance by, the Banks and the Agents.
     Payment of Fees. The Borrower shall have paid to the Banks or the Agents, as appropriate, the closing fee, the Agents' fee pursuant to Sections 7.11 and
7.12 and all other amounts due and payable under this Agreement.
     No Letters of Credit. The Agents shall have received reasonable assurances from the Borrower that there are no letters of credit open or outstanding, relating either to the Borrower or the business being acquired in the Acquisition.

     Terms of Consignment. Each of the Agents and each of the Banks shall be satisfied with the terms of all consignment, leasing, "lay away" and purchase and sale arrangements of the Borrower and each of its Subsidiaries.
     Financial Statements. The Agents and the Banks shall have received the financial statements required to be delivered to them by Section 9.4.
     Closing of Acquisition. Each of the Acquisition Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Agents. The Agents shall have received a fully executed copy of each such document. The Agents shall have also satisfactorily completed their due diligence review of the assets of C&C Jeweler and shall have received satisfactory evidence that there exist no defaults under any material contract to which C&C Jeweler is a party. The Acquisition shall have been duly consummated on or prior to the Closing Date in accordance with the terms of the Acquisition Documents. The Agents shall have received evidence, reasonably satisfactory to them, of the completion by the parties to the Acquisition Documents of all actions to be taken prior to or concurrently with the closing of the transactions contemplated thereby pursuant to the terms thereof, including without limitation, the satisfaction or, to the extent consented to in writing by the Agents, waiver, of all conditions to closing set forth in the Acquisition Documents and the payment by each applicable party thereto of all amounts required to be paid at closing. The Agents shall have received evidence, reasonably satisfactory to them, that all consents and approvals necessary to complete the Acquisition shall have been obtained and such consents and approvals shall be in form and substance reasonably satisfactory to the Agents. Without limiting the foregoing, the Agents shall have received evidence, reasonably satisfactory to them, of the receipt of all necessary governmental or regulatory approvals, including, without limitation, the satisfaction of all requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

     Total Funded Debt to EBITDA. The ratio of Consolidated Total Funded Debt of the Borrower and (to the extent incurred by, or on behalf or for the benefit of, the business operated using the assets being acquired in the Acquisition) C&C Jeweler, on a pro forma basis, during the twelve (12)-month period to and including August 31, 1998 (but taking into account all transactions occurring on the Closing Date, including, without limitation, the Acquisition and Extensions of Credit) to Consolidated EBITDA of the Borrower and (to the extent incurred by, or on behalf or for the benefit of, the business operated using the assets being acquired in the Acquisition) C&C Jeweler on a pro forma basis, for such period shall be less than 2.80:1.00 and evidence of the foregoing, satisfactory to the Banks, shall have been provided to each of the Banks.
     Consents and Approvals. Without in any way limiting the provisions of
Section 13.16, the Agents shall have received evidence that there shall have been obtained by all of the parties to the transactions contemplated hereby, including, without limitation, the Acquisition, and shall be in full force and effect all regulatory, creditor, lessor and other third party consents and approvals necessary to complete the transactions contemplated hereby. Capitalization of the Borrower. The Agents shall have reviewed all of the documents relating to the capitalization of the Borrower, which documents and capitalization shall be in form and substance satisfactory to each of the Agents. CONDITIONS TO ALL BORROWINGS.

     The obligations of the Banks to make any Loans, including the initial Revolving Credit Loans and the Term Loan, of the Gold Fronting Banks to make any Purchases and Consignments, including the initial Purchases and Consignments, and of the Administrative Agent to consider making any Swing Line Loans and to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:
     Representations True; No Event of Default. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit

Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or Purchase and Consignment or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.
     No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or Purchase and Consignment or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Administrative Agent to issue, extend or renew such Letter of Credit.
     Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.
     Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agents and the Administrative Agent's Special Counsel, and the Banks, the Agents and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agents or such Banks may reasonably request.
     Borrowing Base Report; Consigned Precious Metal Report. The Agents and the Banks shall have received the most recent Borrowing Base Report required to be delivered to the Agents and the Banks in accordance with Section 10.4(f) and the most recent Consigned Precious Metal Report required to be delivered to the Agents and the Banks in accordance with Section 10.4(f), and if requested by the Administrative Agent, a Borrowing Base Report or, as the case may be, a Consigned Precious Metal Report, dated within five (5) days of the Drawdown Date or, as the case may be, the Gold Drawdown Date of such Loan or such Purchase and Consignment or of the date of issuance, extension or renewal of such Letter of Credit.

 EVENTS OF DEFAULT; ACCELERATION; ETC.
 Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

               (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation or fail to purchase and pay for or Redeliver Consigned Precious Metal when the same shall become due and payable or required, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment or Redelivery;

               (b) the Borrower or any of its Subsidiaries (i) shall fail to pay any interest on the Loans or Consignment Fees on Consigned Precious Metal (A) within one (1) day following the date when the same shall become due and payable, other than at the stated date of maturity or any accelerated date of maturity or (B) when the same shall become due and payable at the stated date of maturity or any accelerated date of maturity, or (ii) shall fail to pay the commitment fees, any Letter of Credit Fee, the Agents' fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (c) the Borrower shall fail to comply with any of its covenants contained in Section 10 (other than Sections 10.6(b), 10.13 and 10.17), 11 or 12;

               (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 15.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Agents;

               (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

               (f) the Borrower or any of its Subsidiaries shall (i) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, in each case under this clause (B) in excess of $1,000,000.00, or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases, in each case under this clause (B) in excess of $1,000,000.00, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

               (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

               (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

               (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $1,500,000.00;

               (j) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded or the Collateral Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

               (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,500,000.00 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

               (l) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

               (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than ten (10) consecutive days, the cessation or substantial curtailment of revenue producing activities at retail locations of the Borrower or any of its Subsidiaries constituting twenty-five percent (25%) or more of the Borrower's and its Subsidiaries retail locations if such event or circumstance is not covered by business interruption insurance;

               (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

               (o) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary included in the Borrowing Base or any assets of the Borrower or such Subsidiary not included in the Borrowing Base but having a fair market value in excess of $1,500,000.00; or

               (p) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

then, and in any such event (i) the Borrower shall purchase all Consigned Precious Metal in accordance with the provisions of Section 6.4 hereof and (ii) so long as the same may be continuing, the Agents may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 15.1(g) or 15.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agents or any Bank.
     Termination of Commitments. If any one or more of the Events of Default specified in Section 15.1(g) or Section 15.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans (other than pursuant to Section 6.4 hereof) to the Borrower, the Gold Fronting Banks shall be relieved of all further obligations to make Purchases and Consignments to the Borrower and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date, Gold Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date, to the making of the Purchases and Consignments to be made on such Gold Drawdown Date, or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Agents may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans (other than pursuant to Section 6.4 hereof), the Gold Fronting Banks shall be relieved of all further obligations to make Purchases and

Consignments to the Borrower and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.
     Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 15.1, each Bank, if owed any amount with respect to the Loans, Purchases and Consignments or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agents or the holder of any Note or of any rights in the Consigned Precious Metal or the purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. SETOFF.

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to, or, as the case may be, constituting obligations in respect of Consigned Precious Metal owed to, such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to, or, as the case may be, constituting obligations in respect of Consigned Precious Metal owed to, such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, or, as the case may be, constituting obligations in respect of Consigned Precious Metal owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, or, as the case may be, constituting obligations in respect of Consigned Precious Metal owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, or, as the case may be, constituting obligations in respect of Consigned Precious Metal owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, or, as the case may be, obligations in respect of Consigned Precious Metal owed to it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.
     THE AGENTS.

     Authorization.

               (a) Each of the Agents is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to such Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agents.

               (b) The relationship between the Agents and each of the Banks is that of an independent contractor. The use of the terms "Agent" and "Collateral Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agents and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agents and any of the Banks.

               (c) As independent contractors empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, each of the Agents is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agents with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Collateral Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agents.

     Employees and Agents. The Agents may exercise their powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agents may utilize the services of such Persons as the Agents in their sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.
     No Liability. Neither the Agents nor any of their shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agents or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.
     No Representations. The Agents shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes or the obligations in respect of Consigned Precious Metal, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes or the obligations in respect of Consigned Precious Metal, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or the obligations in respect of Consigned Precious Metal or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agents shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes or of any right in respect of Consigned Precious Metal shall have been duly authorized or is true, accurate and complete. The Agents have not made nor do they now make any representations or warranties, express or implied, nor do they assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon either of the Agents or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.
     Payments.
     Payments to Agent. A payment or Redelivery by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment or, as applicable, Redelivery to such Bank. Each of the Agents agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by such Agent for the account of the such Banks except as otherwise expressly provided herein or in any of the other Loan Documents.
     Distribution by Agent. If in the opinion of either of the Agents the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by either of the Agents is to be repaid, each Person to whom any such distribution shall have been made shall either repay to such Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.
     Delinquent Banks. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Administrative Agent its pro rata share of any Loan or Purchase and

          Consignment or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of Section 16 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Consigned Precious Metal, Reimbursement Obligations, interest, Consignment Fees, other fees or otherwise, to the remaining nondelinquent Banks or Gold Fronting Bank, as applicable, for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Reimbursement Obligations or, as applicable, Consigned Precious Metal. The Delinquent Bank hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Banks or Gold Fronting Bank, as applicable, in proportion to their respective pro rata shares of all outstanding Loans and Reimbursement Obligations or, as applicable, Consigned Precious Metal. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Reimbursement Obligations or, as applicable, Consigned Precious Metal, of the nondelinquent Banks or Gold Fronting Bank, as applicable, the Banks' respective pro rata shares of all outstanding Loans and Reimbursement Obligations or, as applicable, the Gold Fronting Banks' respective pro rata shares of Consigned Precious Metal have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.
     Payments Under Confirmation of Swap Agreement. Each of the Banks agrees to pay to the

          Administrative Agent an amount equal to its Commitment Percentage of any amounts owed by the Administrative Agent to the Borrower pursuant to the terms of the Confirmation of Swap Agreement, and each of the Banks agrees that the Administrative Agent may deduct any such amounts from amounts which the Administrative Agent receives from the Borrower on account of any Obligations owed to such Bank or, to the extent that the Administrative Agent has offset such amounts against the Obligations, by offset to the Obligations owed to such Bank.
     Holders of Notes. The Agents may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.
     Indemnity. The Banks ratably agree hereby to indemnify and hold harmless each of the Administrative Agents (including, without limitation, the Administrative Agent acting in its capacity as the Collateral Agent) from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which such Agent has not been reimbursed by the Borrower as required by Section 18), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or such Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Agent's willful misconduct or gross negligence.
     Agents as Banks. In their individual capacities, each of the Agents shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes or of any obligations in respect of Consigned Precious Metal and as the purchaser of any Letter of Credit Participations, as it would have were it not also an Agent.
     Resignation. Any of the Agents may resign at any time by giving sixty (60) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's, a division of McGraw Hill, Inc. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.
     Notification of Defaults and Events of Default. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agents thereof. The Agents hereby agree that upon receipt of any notice under this Section 17.10 they shall promptly notify the other Banks of the existence of such Default or Event of Default.
     Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Collateral Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Collateral Agent such additional indemnities and assurances against expenses and liabilities as the Collateral Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Collateral Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Collateral Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Collateral Agent need not comply with any such direction to the extent that the Collateral Agent reasonably believes the Collateral Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.
     EXPENSES.

     The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including taxes incurred in connection with the purchase, consignment and repurchase of Consigned Precious Metal and including any interest and penalties in respect thereto) payable by any of the Agents or any of the Banks (other than taxes based upon any Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify each of the Agents and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel or any local counsel to the Agents incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of each of the Agents incurred by such Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (e) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agents in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (f) all reasonable out-of pocket expenses incurred by the Agents, or, after the occurrence and during the continuance of a Default or an Event of Default, any Bank, in connection with periodic field examinations, fixed asset appraisals, environmental review, monitoring of Collateral and other assets, sale of Precious Metal Redelivered by the Borrower and otherwise in maintaining and monitoring the transactions contemplated hereby, and in each case in accordance with the terms of this Credit Agreement; (g) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or any of the Agents, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or any Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or any Agent's relationship with the Borrower or any of its Subsidiaries and (h) all reasonable fees, expenses and disbursements of the Agents incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this Section 18 shall survive payment or satisfaction of all other Obligations.
     INDEMNIFICATION.

     The Borrower agrees to indemnify and hold harmless each of the Agents and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans, Purchases and Consignments or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds to the BKB Concentration Account from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (d) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents, (e) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), or (f) any sales, use, transfer, documentary and stamp taxes (but excluding any taxes based upon or measured by the income or profits of any Bank or any Agent) and any recording and filing fees paid by the Agents or the Banks and which arise by reason of the transactions contemplated hereby, by the Purchases and Consignments or by any of the Loan Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agents shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 19 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 19 shall survive payment or satisfaction in full of all other Obligations.
     SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and each of the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks or the Administrative Agent of any of the Loans or Purchases and Consignments and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Administrative Agent has any obligation to make any Swing Line Loans or Purchases and Consignments or issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or any of the Agents at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.
     ASSIGNMENT AND PARTICIPATION.
     Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment, and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Swing Line Loans, Consigned Precious Metals and Letters of Credit); provided that (a) each of the Agents and, unless a Default or an Event of Default shall have occurred and be continuing, the Borrower, shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations hereunder, (c) each assignment shall be in an amount that is at least equal to $5,000,000, and (d) the parties to such assignment shall execute and deliver to the Agents, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit L hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agents of the registration fee referred to in Section 21.3, be released from its obligations under this Credit Agreement.

     Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

               (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

               (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan

          Documents or any other instrument or document furnished pursuant hereto or thereto;

               (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 9.4 and Section 10.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

               (d) such assignee will, independently and without reliance upon the assigning Bank, the Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

               (e) such assignee represents and warrants that it is an Eligible Assignee;

               (f) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

               (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

               (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

               (i) if applicable, such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

     Register. The Agents shall maintain a copy of each Assignment and Acceptance delivered to them and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and as applicable, the Commitment Percentage or the Commitment Percentage of, and principal amount of the Loans, owing to, Purchases and Consignments made by, and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agents and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assignee Bank agrees to pay to the Administrative Agent a registration fee in the sum of $3,000.
     New Notes. Upon their receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agents shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agents, in exchange for each surrendered Note, a new Note or Notes to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note or Notes to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 21.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agents, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be canceled and returned to the Borrower.
     Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000.00, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, reduce the Fair Market Value of Consigned Precious Metal or Consignment Fees, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest or any scheduled payment or Redelivery date for Consigned Precious Metal or Consignment Fees.
     Disclosure. The Borrower agrees that, in addition to disclosures made in accordance with standard and customary banking practices, any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless it otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process, and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.
     Assignee or Participant Affiliated with the Borrower. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agents pursuant to Section
15.1 or Section 15.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans, Consigned Precious Metal or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agents of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agents pursuant to Section 15.1 or Section 15.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans, Consigned Precious Metal or Reimbursement Obligations to the extent of such participation.
     Miscellaneous Assignment Provisions. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 18 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agents certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 21 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
341. No such pledge or the
enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.
     Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.
     NOTICES, ETC.

     Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

               (a) if to the Borrower, at 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606-1719, Attention: John R. Desjardins, Executive Vice President-Finance, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

               (b) if to the Administrative Agent, the Collateral Agent, BKB in its capacity as Syndication Agent or BKB, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Ellen L. Heath, Vice President, or such other address for notice as the Administrative Agent, the Collateral Agent, BKB in its capacity as Syndication Agent or, as the case may be, BKB shall last have furnished in writing to the Person giving the notice;

               (c) if to LaSalle National Bank, individually or in its capacity as Syndication Agent, at 135 South LaSalle Street, Suite 304, Chicago, IL 60603, Attention: Vanja L. St. Clair, or such other address for notice as it shall last have furnished in writing to the Person giving the notice;

               (d) if to ABN AMRO Bank N.A., individually or in its capacity as Syndication Agent, at 500 Park Avenue, New York, NY 10022, Attention:
          Jeff Sarfaty, or such other address for notice as it shall last have furnished in writing to the Person giving the notice; and

               (e) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

          Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.
   GOVERNING LAW.

          THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 22. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY

SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.
  HEADINGS.

     The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
  COUNTERPARTS.

     This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
  ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
Section 28.
  WAIVER OF JURY TRIAL.

     The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or either of the Agents has represented, expressly or otherwise, that such Bank or such Agent would not, in the event of litigation, seek to enforce the foregoing waivers and
(b) acknowledges that the Agents and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.
  CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing (a) without the written consent of the Borrower and the written consent of each Bank affected thereby, the rate of interest on the Notes (other than interest accruing pursuant to Section 7.21 following the effective date of any waiver by the Majority Banks of the Default oR Event of Default relating thereto) may not be decreased, the definition of Maturity Date may not be changed, no rates of interest may be decreased, the basis for calculation of Consignment Fees may not be decreased, the amounts of the Commitments of the Banks may not be increased, the amounts of the commitment fees and the Letter of Credit Fees (including those payable for the Administrative Agent's own account) hereunder may not be decreased, and the advance rates set forth in the definition of Borrowing Base and the Consignment Limit and the Consignment Advance Rate Percentage may not be increased; (b) the definition of Majority Banks may not be amended without the written consent of all of the Banks; (c) the amount of the Agents' fees and Section 17 may not be amendeD without the written consent of each of the Agents; (d) Section 7.10 may not be amended without the written consent oF all of the Banks; (e) all or substantially all of the Collateral may not be released without the written consent of all of the Banks and (f) there can be no reduction in the amount, or extension of the maturity date, of any of the Obligations (other than as a result of any permitted prepayments made hereunder, it being understood than any waiver of the application of any voluntary prepayment of, or the method of application of any voluntary prepayment to the amortization of, the Term Loan shall not constitute any such extension) without the consent of all of the Banks (other than Delinquent Banks). No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of either of the Agents or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.
  SEVERABILITY.

     The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.
  TRANSITIONAL ARRANGEMENTS.
  Original Credit Agreement Superseded This Credit Agreement shall on the Closing Date supersede the Original Credit Agreement in its entirety, except as provided in this Section 30. On the Closing Date, the rights and obligations of the parties evidenced by the Original Credit Agreement shall be evidenced by this Credit Agreement and the other Loan Documents, the "Revolving Credit Loans" as defined in the Original Credit Agreement shall be converted to Revolving Credit Loans as defined herein, the "Term Loan" as defined in the Original Credit Agreement shall be converted to a portion of the "Term Loan" as defined herein and the "Purchases and Consignments" as defined in the Original Credit Agreement shall be converted to "Purchases and Consignments" as defined herein. The Banks and the Gold Fronting Banks shall make such payments, if any, as may be required among them such that their respective interests in the converted Revolving Credit Loans and the Term Loan hereunder and in the converted Purchases and Consignments hereunder are in accordance with their respective Commitment Percentages and Gold Commitment Percentages, respectively.
     Return and Cancellation of Notes. As soon as reasonably practicable after its receipt of its Notes hereunder on the Closing Date, the Banks will promptly return to the Borrower, marked "Substituted" or "Canceled," as the case may be, any promissory notes of the Borrower held by the Banks pursuant to the Original Credit Agreement.
     Interest and Fees Under Original Credit Agreement. All interest and fees and expenses, if any, owing or accruing under or in respect of the Original Credit Agreement through the Closing Date shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on the Closing Date.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                MARKS BROS. JEWELERS, INC.



                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                BANKBOSTON, N.A., individually and as
                                Administrative Agent, as Collateral Agent and as Syndication Agent



                                By:
                                   -------------------------------------------
                                   Name:
                                   Title:

                                LASALLE NATIONAL BANK, individually and as Syndication Agent



                                By:
                                   -------------------------------------------
                                   Name:
                                   Title:


                                ABN AMRO BANK N.V., individually and as
                                Syndication Agent



                                By:
                                   -------------------------------------------
                                   Name:
                                   Title: